UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ARBUTUS BIOPHARMA CORPORATION
(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

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April 25, 2018

Dear Shareholder:

You are cordially invited to attend Arbutus Biopharma Corporation’s 2018 Annual General Meeting of Shareholders to be held on Wednesday, May 23, 2018.  Arbutus will still hold this year's Meeting at 100-8900 Glenlyon Parkway, Burnaby, British Columbia beginning at 2:00pm (Pacific Time).

The enclosed Notice and Management Proxy Circular and Proxy Statement describe the matters to be presented at the Meeting.

Whether or not you plan to attend the Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Meeting.  Due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote.

We look forward to seeing you at the Meeting.

Sincerely,

/s/ Vivek Ramaswamy

Vivek Ramaswamy, Chairman of the Board

ARBUTUS BIOPHARMA CORPORATION
100-8900 Glenlyon Parkway
Burnaby, British Columbia V5J 5J8

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 23, 2018

Dear Shareholders of Arbutus Biopharma Corporation:

NOTICE IS HEREBY GIVEN that the 2018 Annual General Meeting of the shareholders of Arbutus Biopharma Corporation, a British Columbia corporation will be held on Wednesday, May 23, 2018 at 2:00 pm (Pacific Time) at Arbutus headquarters located at 100-8900 Glenlyon Parkway, Burnaby, British Columbia in Vancouver, British Columbia, for the following purposes:

1.	RECEIVE ANNUAL FINANCIAL STATEMENTS. To receive the audited consolidated financial statements of Arbutus for the year ended December 31, 2017 and the report of the independent auditor thereon;

2.
ELECTION OF DIRECTORS.  To elect the seven director nominees of Arbutus named in the accompanying Management Proxy Circular and Proxy Statement to serve until the 2019 Annual General Meeting of the Shareholders or until their qualified successors have been duly elected or appointed;

3.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR. To ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ended December 31, 2018;

4.	ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To approve, on an advisory basis, Arbutus's named executive officer compensation; and

5.	ANY OTHER BUSINESS. To transact such other business as may properly come before the Meeting, or at any adjournments or postponements thereof.
The foregoing matters are more fully described in the accompanying Management Proxy Circular and Proxy Statement. We recommend that Shareholders vote FOR the matters listed above.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Vivek Ramaswamy
Vivek Ramaswamy, Chairman of the Board
Vancouver, British Columbia
April 25, 2018

YOUR VOTE IS VERY IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE REVIEW THE PROXY MATERIALS CAREFULLY AND VOTE AS PROMPTLY AS POSSIBLE.  PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS ABOUT VOTING” ON PAGE 6 OF THE MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT FOR A DESCRIPTION OF HOW TO VOTE YOUR SHARES

ARBUTUS BIOPHARMA CORPORATION
100-8900 Glenlyon Parkway
Burnaby, British Columbia V5J 5J8
_______________________________

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT
_______________________________

2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 23, 2018

This Management Proxy Circular and Proxy Statement (“Proxy Statement/Circular”) is furnished in connection with the solicitation of proxies by the management of Arbutus Biopharma Corporation, a British Columbia corporation, for use at the 2018 Annual General Meeting, or at any adjournments or postponements thereof (the “Meeting”), of its shareholders (“Shareholders”) to be held on Wednesday May 23, 2018 at the time and place and for the purposes set forth in the accompanying Notice of the Meeting. This Proxy Statement/Circular and form of proxy were first mailed to Shareholders on or about April 25, 2018.

In this Proxy Statement/Circular, references to “the Company,” “Arbutus,” “we,” and “our” refer to Arbutus Biopharma Corporation. “Common Shares” means common shares without par value in the capital of the Company. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement/Circular are as of March 31, 2018.

Effective January 1, 2016, Arbutus' functional currency is the United States dollar. The information provided in this Proxy Statement/Circular is provided in United States dollars unless otherwise stated.

Whether or not you plan to attend the Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Meeting and vote your Common Shares in person if you wish. Please note, however, that if your Common Shares are held of record by an Intermediary or other nominee and you wish to vote in person at the Meeting, you must follow the instructions provided to you by your Intermediary or such other nominee. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement/Circular.

QUESTIONS ABOUT VOTING

Why did I receive this Proxy Statement/Circular?

Our management is soliciting your proxy to vote at the Meeting. This Proxy Statement/Circular contains important information about the matters to be voted on at the Meeting and about Arbutus. As many of our Shareholders may be unable to attend the Meeting in person, proxies are solicited to give each Shareholder an opportunity to vote on all matters that will properly come before the Meeting. References in this Proxy Statement/Circular to the Meeting include any adjournments or postponements of the Meeting.

What are the date, time and place of the Meeting?

The Meeting will be held at Arbutus' Canadian office located at 100-8900 Glenlyon Parkway, Burnaby, British Columbia, on Wednesday, May 23, 2018, at 2:00 pm (Pacific Time).

Who can vote at the Meeting?

Only Common Shareholders as of the close of business on the record date Wednesday, April 18, 2018 are entitled to receive notice of and vote on matters to be presented at the Meeting, or any adjournment or postponement thereof, in the manner and subject to the procedures described in this Proxy Statement/Circular and the accompanying proxy card.

At the close of business on the record date Wednesday, April 18, 2018, 55,144,519 Common Shares of Arbutus were issued and outstanding.

Each Common Shareholder is entitled to one vote per Common Share held on all matters to come before the Meeting. The Company's Preferred Shares are non-voting. Common Shares of Arbutus are the only securities of Arbutus which will have voting rights at the Meeting.

What is the quorum for the Meeting?

To transact business at the Meeting, a quorum of Common Shareholders must be present at the commencement of the Meeting, either in person or by proxy. Under Arbutus’ amended Articles of Incorporation, a quorum for the transaction of business at the Meeting is the presence, in person or by proxy, of 33 1/3% of the Common Shares outstanding.

How do I Vote?

The voting process is different depending on whether you are a Registered or Beneficial Shareholder:

•	You are a Registered Shareholder if your Common Shares are registered in your name;

•	You are a Beneficial Shareholder if your shares are held on your behalf by an Intermediary. This means the shares are registered in your Intermediary’s name, and you are the beneficial owner.

•	“Intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders

Registered Shareholder: Common Shares Registered in Your Name

If you are a Registered Shareholder, you may vote in person at the Meeting or by proxy whether or not you attend the Meeting in person.

•
To vote over the Internet, go to www.astvotemyproxy.com and follow the online voting instructions and refer to your holder account number and proxy access number provided on the enclosed proxy card. Internet voting is available 24 hours a day.

•	To vote in person at the Meeting, please come to the Meeting with personal identification and proof of ownership and we will give you an attendance card when you arrive.

•
To vote by mail, you must request a paper copy of the proxy materials with an enclosed proxy card; please promptly complete, sign and return your proxy card to our transfer agent ensure that it is received prior to the closing of the polls at the Meeting: AST Trust Company (Canada): PO Box 721, Agincourt, ON M1S 0A1 (mail) or 1600-1066 West Hastings St., Vancouver, BC, V6E 3X1.

•	To vote by telephone, call 1-888-489-5760 (toll free in North America) and follow the instructions and refer to your holder account number and proxy access number provided on the proxy card.

•	To vote by facsimile, fax your completed and signed proxy card to 1-866-781-3111 (toll free in North America) or 1-416-368-2502.

•	To vote by email, send your completed and signed proxy card to proxyvote@astfinancial.com.

In each case, the vote must be submitted no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof. The chair of the Meeting may waive the proxy cut-off without notice. If the proxy is not dated, it will be deemed to be submitted seven calendar days after the date on which it was mailed to you.

Beneficial Shareholder: Common Shares Registered in the Name of an Intermediary such as a Brokerage Firm, Bank, Dealer or other Similar Organization

The following information is of significant importance to Shareholders who do not hold Common Shares in their own name. Beneficial Shareholders should note that in order to vote in person at the Meeting, you must request in writing that your Intermediary send you a legal proxy which would enable you to attend the Meeting and vote your Common Shares.

If your Common Shares are listed in an account statement provided to you by a broker, then in almost all cases your Common Shares will not be registered in your name on the records of Arbutus. In such circumstances your Common Shares will more likely be registered under the names of your broker or an agent of that broker. In the United States, the vast majority of such Common Shares of Arbutus are registered under the name of Cede & Co., as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of Shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions to clients.

The Proxy Statement/Circular is being sent to both Registered Shareholders and Beneficial Shareholders. There are two kinds of Beneficial Shareholders — those who object to their names being made known to the issuers of securities which they own (called OBOs for Objecting Beneficial Owners), and those who do not object (called NOBOs for Non-Objecting Beneficial Owners).

Arbutus is taking advantage of National Instrument 54-101 - Communications with Beneficial Owners of Securities of a Reporting Issuer, which permits it to deliver proxy-related materials indirectly to its NOBOs and OBOs. As a result, if you are a NOBO or OBO you can expect to receive Meeting materials from your Intermediary via Broadridge Financial Solutions Inc. (“Broadridge”), including a voting information form (“VIF”). If you receive a VIF, you should follow the instructions in the VIF to ensure that your Common Shares are voted at the Meeting. The VIF or form of proxy will name the same individuals as Arbutus' proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Shareholder of Arbutus) other than the individuals designated in the VIF, to represent you at the Meeting. To exercise this right, you should insert the name of your desired representative in the blank space provided in the VIF. The completed VIF must then be returned in accordance with the instructions in the VIF. Broadridge then tabulates the results of all instructions received and completed in accordance with the instructions provided in the VIF and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. If you receive a VIF from Broadridge, you cannot use it to vote Common Shares directly at the Meeting – the VIF must be completed and returned in accordance with its instructions, and by the deadline prescribed in the instructions, in order to have your Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your Intermediary, you, or a person designated by you, may attend at the Meeting as proxyholder for your Intermediary and vote your Common Shares in that capacity. If you wish to attend the Meeting and indirectly vote your Common Shares as proxyholder for your Intermediary, or to have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the VIF provided to you and return the same in accordance with the deadlines and instructions provided in the VIF, well in advance of the Meeting.

These proxy materials are being sent to both Registered and Beneficial Shareholders. If you are a Beneficial Shareholder, and Arbutus or its agent has sent these materials to you, your name and address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

Corporate Shareholders

In order to be entitled to vote or to have its shares voted at the Meeting, a Common Shareholder which is a corporation (a “Corporate Shareholder”) must either (a) attach a certified copy of the directors’ resolution authorizing a representative to attend the Meeting on the Corporate Shareholder’s behalf, or (b) attach a certified copy of the directors’ resolution authorizing the completion and delivery of the proxy.

What am I voting on at the Meeting?

At the Meeting, you will be asked to vote on the following proposals:

1.To elect seven director nominees named in this Proxy Statement/Circular (“Proposal No. 1”);
2.To ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ended December 31, 2018 (“Proposal No. 2”);
3.To approve, on an advisory basis, Arbutus's named executive officer compensation (“Proposal No. 3”); and
4.To transact such other business as may properly come before the Meeting, or at any adjournments or postponements thereof. As of the date of this Proxy Statement/Circular, the Board of Directors of the Company (the “Board of Directors” or “Board”) is not aware of any such other matters.

How does the Board recommend that I vote?

Our Board of Directors recommends that each Common Shareholder vote “FOR” each of the proposals listed above.

What vote is required in order to approve each proposal?

•
Proposal No. 1: Under Arbutus' majority voting policy each director nominee must receive more “For” votes than “Withhold” votes in order for their appointment to be immediately approved.  In an uncontested election, any nominee who receives a greater number of “Withhold” votes from his or her election than votes “For” such election is required to tender his or her resignation to the Board promptly following the vote. The Board (excluding any director that has tendered a resignation) will consider the director’s offer to resign and decide whether or not to accept it within 90 days of receiving the final voting results of the Meeting. Arbutus' majority voting policy is more fully described below under “Statement on Corporate Governance - Director Election and Majority Voting Policy”.

•
Proposal No. 2: The appointment of KPMG LLP as our independent auditor requires a majority of the votes cast at the Meeting, and votes cast only include those votes cast "For" or "Against" the proposal.

•
Proposal No. 3: To approve, on an advisory basis, Arbutus's named executive officer compensation requires a majority of the votes cast at the Meeting, and votes cast only includes those votes cast "For" or "Against" the proposal.

What impact does a “Withhold” or “Abstain” vote have?

When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. For voting matters that allow a Shareholder to “Withhold” or “Abstain,” the shares will be voted as set forth below.

•
Proposal No. 1: With respect to each nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of our majority voting policy which is described below under “Statement on Corporate Governance – Director Election and Majority Voting Policy”.

•
Proposal No. 2: With respect to the ratification of the appointment of the independent auditor, you may either vote “For” such appointment, "Against" such appointment, or “Abstain” . If you vote “For” or "Against" the appointment of the independent auditor, your Common Shares will be voted accordingly. If you select “Abstain” with respect to the appointment of the independent auditor, your vote will not be counted as a vote cast for the purposes of ratifying the appointment of the independent auditor.

•
Proposal No. 3. With respect to the proposal to approve, on an advisory basis, our named executive officer compensation, you may either vote “For” the proposal, "Against" the proposal, or “Abstain” . If you vote “For” or "Against" the proposal, your Common Shares will be voted accordingly. If you select “Abstain” with respect to the proposal, your vote will not be counted as a vote cast for the purposes of approving, on an advisory basis, our named executive officer compensation.

What is the effect if I do not cast my vote?

If a Registered Shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Meeting. If a Beneficial Shareholder does not instruct its Intermediary on how to vote on any of the items of business at the Meeting, the Intermediary has discretionary authority to vote the Beneficial Shareholder’s shares on Proposal No. 2, but the Intermediary does not have discretionary authority to vote the Beneficial Shareholder’s shares on the rest of the proposals or any unusual item, so a "broker non-vote" will be recorded with respect to such item. Broker non-votes will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the Meeting. If you have further questions on this issue, please contact your Intermediary or Arbutus (as provided below).

How will proxies be exercised?

The Common Shares represented by proxy will be voted or withheld from voting in accordance with your instructions. With respect to any amendments or variations in any of the Proposals, or any other matters which may properly come before the Meeting, the Common Shares will be voted by a proxyholder in their sole discretion.

Where you submit a proxy card but do not specify a vote on a Proposal shown in the Proxy Statement/Circular, a nominee of management acting as proxyholder will vote the Common Shares as if you had specified a vote "For" the Proposal.

What does it mean if I receive more than one set of proxy materials?

This means that you own Common Shares that are registered under different accounts. For example, you may own some Common Shares directly as a Registered Shareholder and other Common Shares as a Beneficial Shareholder through an Intermediary, or you may own Common Shares through more than one such organization. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to complete and return all proxy cards and VIFs in order to vote all of the Common Shares you own. Please make sure you return each proxy card or VIF in the accompanying return envelope. You may also vote by Internet, telephone, facsimile or email by following the instructions on your proxy materials.

How do I appoint a proxyholder?

The individuals named in the proxy card are directors or officers of Arbutus. If you are a Common Shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than the designees of management named in the proxy card, who need not be a Shareholder of the Company, to vote according to your instructions. To appoint someone other than the designees of management named, please insert your appointed proxyholder’s name in the space provided in the proxy card, sign and date and return the proxy card in accordance with the instructions set out in the proxy card.

The only methods by which you may appoint a person as proxyholder are by submitting a proxy card by mail, hand delivery or fax.

Can I revoke my proxy?

In addition to revocation in any other manner permitted by law, if you are a Registered Shareholder and you wish to revoke your proxy, you may do so by depositing a written instrument to that effect and delivering it to AST Trust Company (Canada) PO Box 721, Agincourt, ON M1S 0A1, or by hand to 1600-1066 West Hastings St., Vancouver, BC V6E 3X1 (hand delivery) or to the address of the registered office of Arbutus at Farris, Vaughan, Wills & Murphy LLP, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3, attention R. Hector MacKay-Dunn, Q.C., at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting before any vote in respect of which the proxy has been given has been taken.

If you are a Registered Shareholder and you wish to revoke your proxy by providing a written instrument to such effect, such written instrument must be executed in writing by you or your legal personal representative or trustee in bankruptcy, or, if you are a corporation that is a Registered Shareholder, by the corporation or a representative of the corporation appointed in accordance with Arbutus' Articles.

Beneficial Shareholders who wish to change their vote must, in sufficient time in advance of the Meeting, arrange for their Intermediaries to change the vote and, if necessary, revoke their proxy.

How will proxies be solicited and who will pay the cost of the proxy solicitation?

The solicitation of proxies will be primarily by mail, but Arbutus' directors, officers and regular employees may also solicit proxies personally or by telephone. Arbutus will bear all costs of the solicitation, including the printing, handling and mailing of the Meeting materials. Arbutus has arranged for Intermediaries to forward the Meeting materials to Beneficial Shareholders of Arbutus held of record by those Intermediaries and Arbutus may reimburse the Intermediaries for their reasonable fees and disbursements in that regard.

How can I make a Shareholder proposal for the 2019 Annual General Meeting?

If you want to propose a matter for consideration at our 2019 Annual General Meeting, then that proposal must be received at our registered office at 25th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 by February 23, 2019. For a proposal to be valid, it must comply with either the Business Corporations Act (British Columbia) (the “BCBCA”) or the Securities Exchange Act of 1934 (United States) (the “Exchange Act”).

In order for a Shareholder proposal to be eligible under the BCBCA, it must be in writing, accompanied by the requisite declarations and signed by the submitter and qualified Shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate: (a) constitute at least 1% of our issued Common Shares that have the right to vote at general meetings; or (b) have a fair market value in excess of C$2,000. For the submitter or a qualified Shareholder to be eligible to sign the proposal, that Shareholder must have been the registered or beneficial owner of our Common Shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed.

In order for a Shareholder proposal to be eligible under the Exchange Act, the Shareholder must submit the proposal in accordance with Rule 14a-8, and the Shareholder must have continuously held at least $2,000 in market value, or 1%, of the Common Shares entitled to be voted on the proposal at the meeting, for at least one year by the date the Shareholder submits the proposal. The Shareholder must continue to hold those Common Shares through the date of the meeting.

A Shareholder wishing to nominate an individual to be a director, other than pursuant to a requisition of a meeting made pursuant to the BCBCA or a Shareholder proposal made pursuant to the BCBCA provisions described above, is required to comply with Section 13.9 of the Articles. Section 13.9 of the Articles provides, inter alia, that proper written notice of any such director nomination (the “Nomination Notice”) for an annual general meeting of Shareholders must be provided to the Secretary of the Company not less than 30 nor more than 65 days prior to the date of the annual general meeting of Shareholders; provided, however, that in the event that the annual general meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, the Nomination Notice must be provided no later than the close of business on the tenth day following the Notice Date. The foregoing is merely a summary of provisions contained in Section 13.9 of the Articles, and is not comprehensive and is qualified by the full text of such provisions. The full text of such provisions is set out in Section 13.9 of the Articles, a copy of which is filed under the Company’s profile at www.sedar.com or www.sec.gov.

What if amendments are made to the Proposals or if other matters are brought before the Meeting?

With respect to any amendments or variations in any of the Proposals shown in the Proxy Statement/Circular, or any other matters which may properly come before the Meeting, the Common Shares will be voted by the appointed proxyholder as he or she in their sole discretion sees fit.

As of the date of this Proxy Statement/Circular, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com, and will also be published in a Current Report on Form 8-K filed with the SEC on EDGAR at https://www.sec.gov within four business days of the Meeting.

 Whom should I contact if I have questions concerning the Proxy Statement/ Circular or voting?

If you have questions concerning the information contained in this Proxy Statement/Circular or require assistance in voting, you may contact Arbutus by letter, phone, fax or through our website as follows:

Arbutus Biopharma Corporation
Attn: Koert VandenEnden
Interim Chief Financial Officer
100-8900 Glenlyon Parkway
Burnaby, British Columbia, Canada
V5J 5J8
Phone: 604-419-3200
Fax: 604-419-3201
Website: http://www.arbutusbio.com/

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more Shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that Shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statement/circulars, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, and you are a Registered Shareholder, please write to AST Trust Company (Canada), PO Box 700, Station B, Montreal, PQ, H3B 3K3, call 800-387-0825 (in North America); 416-682-3860 (outside of North America), or email inquiries@astfinancial.com. Each Shareholder will continue to receive a separate proxy card. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing Shareholders to consent to such elimination, or through implied consent if a Shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer Shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please contact AST Trust Company (Canada) as specified above.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The solicitation of proxies involve securities of an issuer located in Canada and are being effected in accordance with the corporate laws of the Province of British Columbia, Canada and securities laws of the provinces of Canada.

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Arbutus is incorporated under the Business Corporations Act (British Columbia), as amended, certain of its executive officers are residents of Canada and a substantial portion of its assets and the assets of such persons are located outside the United States. Shareholders may not be able to sue a foreign company or its officers in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its officers to subject themselves to a judgment by a United States court.

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors and their ages as of March 31, 2018, are as follows:

Name	Age	Position(s)
Mark Murray*	69	President and Chief Executive Officer, and Director
Bruce Cousins[1]	57	Executive Vice President and Chief Financial Officer
Koert VandenEnden[1]	39	Interim Chief Financial Officer
Michael Sofia	60	Chief Scientific Officer
Peter Lutwyche[2]	52	Chief Technology Officer
Elizabeth Howard	64	Executive Vice President and General Counsel
Vivek Ramaswamy*	32	Chairman of the Board
Daniel Burgess*+	56	Director
Herbert Conrad*+^†	85	Director
Richard Henriques*+†	62	Director
Frank Karbe[3]^†	49	Director
Keith Manchester*^	49	Director
William Symonds*	50	Chief Development Officer and Director
(1) Mr. Cousins' employment with the Company ended on February 16, 2018. Mr. VandenEnden has been appointed Interim Chief Financial Officer while we conduct a search for Mr. Cousins' successor.
(2) Mr. Lutwyche's employment with the Company ended on April 11, 2018, as Mr. Lutwyche was appointed Chief Technology Officer of Genevant Sciences Corp.
(3) Mr. Karbe will not stand for re-election a the Meeting.
_______________
*    Nominee for election to Board
+    Member of the Audit Committee
^    Member of the Corporate Governance and Nominating Committee
†    Member of the Executive Compensation and Human Resources Committee

Biographies for our executive officers appear in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The following are brief biographies of nominees for the position of director:

Vivek Ramaswamy, Chairman. Mr. Ramaswamy has served as a Director since the Merger in March 2015. He also served as a director of our subsidiary Arbutus Biopharma, Inc. (formerly “OnCore Biopharma, Inc.”) (“Arbutus Inc.”) from August 2014 to March 2015. Since May 2014, Mr. Ramaswamy has served as the Founder and Chief Executive Officer of Roivant Sciences, Inc., a biopharmaceutical company that focuses on late-stage drug candidates, and from March 2015 to April 2017, Mr. Ramaswamy served as the Principal Executive Officer of Axovant Sciences Ltd., a biopharmaceutical company that develops therapies to address dementia and related neurological disorders, and the Chief Executive Officer of its wholly owned subsidiary, Axovant Sciences, Inc. Prior to founding Roivant, Mr. Ramaswamy was an investor in the biotechnology sector. In 2007, he co-founded and served as President of Campus Venture Network, a technology company that was acquired in 2009. He currently serves as a member of the Board of Directors of Axovant Sciences Ltd., Myovant Sciences Ltd. and Roivant Sciences Ltd. He received an A.B. summa cum laude in biology from Harvard College and a J.D. from Yale Law School. Mr. Ramaswamy's leadership in the biotechnology industry, including his founding roles at Roivant and Axovant, and his experience as an entrepreneur and an investor, strengthen his service as the Chairman of the Board.

Mark Murray, Ph.D., President and Chief Executive Officer and Director. Dr. Murray has served as Arbutus’ President, Chief Executive Officer and Director since May 2008, when Dr. Murray joined Arbutus in connection with the closing of the business combination between Arbutus and Protiva. He was previously the President, CEO and founder of Protiva since its inception in the summer of 2000. Dr. Murray held senior management positions at ZymoGenetics and Xcyte

Therapies prior to joining Protiva. Since entering the biotechnology industry Dr. Murray successfully completed numerous and varied partnering deals, directed successful product development programs, was responsible for strategic planning programs, raised over $30 million in venture capital and executed extensive business development initiatives in the U.S., Europe and Asia. During his R&D career, Dr. Murray worked extensively on three programs that resulted in FDA approved drugs, including the first growth factor protein approved for human use, a program he led for several years following its discovery. Dr. Murray obtained his Ph.D. in Biochemistry from the University of Oregon Health Sciences University and was a Damon Runyon-Walter Winchell post-doctoral research fellow for three years at the Massachusetts Institute of Technology. Dr. Murray contributes over 20 years of experience in R&D, business development and management facets of the biotechnology industry.

Daniel Burgess, Director. Mr. Burgess was appointed to our Board on March 23, 2017. He is currently a Venture Partner at SV Life Sciences, is Chairman of the Board of Nabriva Therapeutics (NASDAQ:NBRV) and is on the board of Cidara Therapeutics (NASDAQ:CDTX) as well as several private biotechnology companies.  In addition, he is Chairman of Biocom, the life science industry organization of California that represents more than 800 member companies. Prior to his current roles, Mr. Burgess was President and CEO of Rempex Pharmaceuticals, a company he co-founded in 2011 and subsequently sold to The Medicines Company in December 2013. Prior to Rempex, Mr. Burgess was President and Chief Executive Officer of Mpex Pharmaceuticals, Inc., which was acquired by Aptalis Pharma Inc. (now Allergan) in 2011. Previously, Mr. Burgess was Chief Operating Officer and Chief Financial Officer of Harbor BioSciences, Inc., formerly Hollis-Eden Pharmaceuticals, Inc. Prior to Hollis-Eden, Mr. Burgess spent ten years with Gensia Sicor, Inc. (acquired by Teva Pharmaceutical Industries Limited) where he held a variety of executive level positions with responsibility for overall finance for the company as well as a number of different operating units. Mr. Burgess holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School. Based on his experience at Gensia Sicor and other organizations, Mr. Burgess provides the Board with critical perspectives on finance, accounting and internal controls issues.

Herbert J. Conrad, Director. Mr. Conrad has served as a Director since the Merger in March 2015. He was President of the Roche Pharmaceuticals Division in the United States from 1982 until his retirement in 1993. He previously served as Chairman of Pharmasset through its acquisition by Gilead Sciences in 2012. In addition, he has served as both Chairman and Director for numerous companies; including Chairman for GenVec, Sapphire Therapeutics, and Bone Care International; and Director for Gensia Sicor, Dura Pharmaceuticals, UROCOR, Savient Pharmaceuticals, and Symphony Evolution. He was a co-founder and Director of Reliant Pharmaceuticals. Mr. Conrad currently serves as a Director of Celldex Therapeutics, Chairman for Matinas Bio Pharma, and as an advisor to the Seaver Autism Center at Mount Sinai Hospital. He received his B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University. Mr. Conrad's background in pharmacology and his leadership experience in the biotechnology industry enable him to make valuable contributions to Board discussions on clinical trials, product development and strategic priorities.

Richard C. Henriques, Director. Mr. Henriques has served as a Director since the Merger in March 2015. He has been a Senior Fellow at the University of Pennsylvania with a focus on impact investing since 2015. He recently served as Chief Financial Officer for the Bill & Melinda Gates Foundation from 2010 to 2014. In this role, Mr. Henriques was responsible for finance and accounting, financial planning and analysis, strategic planning, measurement and evaluation, program related investments and information technology. Mr. Henriques’ background includes more than 25 years working at Merck & Co., Inc. During this time, he served as Senior Vice President of Finance for Global Human Health, Vice President and Corporate Controller, and Principal Accounting Officer, among other roles. Mr. Henriques was responsible for the Corporate Controller’s Group, which provided direct financial support for Merck’s worldwide human health commercial operations. Mr. Henriques currently serves as a member of the Board of Directors for The Franklin Institute, the Pennsylvania State Chapter of The Nature Conservancy and Episcopal Community Services (a Philadelphia based social services organization). He also recently joined the board of Nativis, a Seattle bases bio-electronics company.  He holds a B.A. in Oriental Studies from the University of Pennsylvania and an M.B.A. with a concentration in Finance from The Wharton School. Based on his experience at Merck and other organizations, Mr. Henriques provides the Board with critical perspectives on finance, accounting and internal controls issues.

Frank Karbe, Director. Mr. Karbe has served as an Arbutus' Director since January 2010. Mr. Karbe has been the Chief Financial Officer at Myovant Sciences Ltd, since September 2016, and served as Executive Vice President and Chief Financial Officer for Exelixis from 2004 to 2014. Earlier in his career, he worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group focusing on corporate finance and mergers and acquisitions in the biotechnology industry. He also previously served as President of The Color Run, a global mass participation events platform. He also served on the Board of Directors of Kolltan Pharmaceuticals, Inc. until November 2016. He received his Diplom-Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany. Based on his experience at Exelixis and Goldman Sachs, Mr. Karbe provides the Board with critical perspectives on finance, accounting and business development. Mr. Karbe will not stand for re-election at the Meeting.

Keith Manchester, M.D., Director. Dr. Manchester has served as a Director since the Merger in March 2015. He also served as a director of our subsidiary Arbutus Inc. from November 2014 to March 2015. Dr. Manchester serves as a Managing Director and Head of Life Sciences for QVT Financial LP, an investment firm, where he has been employed since 2005, and focuses on investments in both publicly traded and privately owned life sciences companies. Dr. Manchester also serves as a director of Myovant Sciences Ltd. and of Roivant Sciences Ltd. and Roivant Sciences, Inc. Prior to joining QVT, Dr. Manchester was Vice-President of Business Development from 2002 to 2004 and Director of Business Development from 2000 to 2002 at Applied Molecular Evolution, Inc., a biotechnology company. From 1999 to 2000, Dr. Manchester was an associate at Vestar Capital Partners, a private equity firm. From 1997 to 1999, Dr. Manchester was an investment banker in the healthcare group at Goldman, Sachs & Co. Dr. Manchester received his A.B. degree from Harvard College and his M.D. degree from Harvard Medical School. Dr. Manchester's training in medicine and his business development experience enable him to provide the Board with insights on clinical trials, product development and strategic priorities.

William T. Symonds, Pharm.D., Chief Development Officer and Director. Dr. Symonds has served as a Director and as Chief Development Officer since the Merger in March 2015. He also served as a Director of our subsidiary Arbutus Inc. from August 2014 to March 2015. Dr. Symonds is also currently Chief Development Officer at Roivant Sciences, Inc. Prior to that, Dr. Symonds served as Vice-President, Liver Disease Therapeutic Area at Gilead Sciences, Inc. from February 2012 until April 2014, and was the Senior Vice-President, Clinical Pharmacology and Translational Medicine at Pharmasset, Inc. from 2007 to January 2012. From 1993 to 2007, Dr. Symonds held various positions of increasing responsibility at GlaxoSmithKline, most recently as Director, Antiviral Clinical Pharmacology and Discovery Medicine. Dr. Symonds received his Doctor of Pharmacy degree from Campbell University and completed a fellowship in clinical pharmacokinetics at the Clinical Pharmacokinetics Laboratory in Buffalo, New York. Dr. Symonds' expertise in pharmacology and his extensive experience in R&D leadership roles position him well to serve as our Chief Development Officer and a Director.

CORPORATE GOVERNANCE

Overview

Arbutus believes in building a strong governance foundation. As a Canadian company publicly listed on a U.S. stock exchange, we are subject to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"), the listing standards of the NASDAQ Global Market, and the rules and policies of the Canadian provincial securities regulators. The following disclosure of our approach to corporate governance outlines the various procedures, policies and practices that Arbutus and our Board of Directors have implemented to address all of the foregoing requirements and, where appropriate, reflect current best practices.

Board Independence and Oversight

Our Board of Directors assumes responsibility for stewardship of Arbutus. The mandate of our Board of Directors is to supervise the management of the business and affairs of Arbutus. Our Board of Directors delegate day-to-day managerial responsibilities to management, and any responsibility not delegated to senior management or to a committee of the board remains with the full Board of Directors. Our Board of Directors has a formal mandate, the text of which is attached to this Proxy Statement/Circular as Exhibit A.

Our Board of Directors is currently composed of eight directors, and Shareholders are being asked at the Meeting to re-elect seven directors to an additional one-year term. Frank Karbe will not stand for re-election at the Meeting. Daniel Burgess, who joined the Board effective March 23, 2017, was appointed to the Audit Committee. For more information, please refer to “Corporate Governance – Committees of the Board of Directors – Audit Committee” below.

Independent directors (according to the listing standards of the NASDAQ Global Market and the rules and regulations of the Canadian provincial securities regulatory authorities) are as follows: Vivek Ramaswamy (Chairman of the Board), Daniel Burgess, Herbert Conrad, Richard Henriques, Keith Manchester, and Frank Karbe (except for the purposes of serving on the Audit Committee as a result of Mr. Karbe's position as CFO of Myovant Sciences Ltd., an affiliate of Roivant Sciences Ltd. and a significant shareholder of Arbutus). Mr. Karbe will not be standing for re-election.

Mark Murray, our Chief Executive Officer, and William Symonds, our Chief Development Officer, are not independent as a result of being officers of Arbutus. Further information on our directors is set out in the biography of each director under the heading “Executive Officers and Directors”. Each biography also outlines the director’s relevant experience and expertise.

Board Leadership

Our entire Board of Directors is responsible for the overall governance of Arbutus. Currently, our Chairman is independent of management; however, in the event that our Chairman is not independent, the Board would appoint an independent Lead Director.

CEO Evaluation

Our Board of Directors reviews and approves the corporate objectives that our Chief Executive Officer is responsible for meeting and such corporate objectives form a key reference point for the annual review and assessment of our Chief Executive Officer’s performance, which is performed by the independent directors on the Board.

Director Orientation and Continuing Education

New Board members receive a director’s orientation including reports on our strategic plans and our significant financial, accounting and risk management issues. In addition, the orientation for our directors involves meeting with our senior management and an interactive introductory discussion about Arbutus, providing the directors with an opportunity to ask questions.

Board meetings are periodically held at our facilities and combined with presentations by our senior management to give the directors additional insight into the main areas of our business.

Director Nominations

Our Corporate Governance and Nominating Committee has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board.

All nominations proposed by the Corporate Governance and Nominating Committee must receive the approval of our Board of Directors. Prior to recommending candidates to serve on the Board, the Corporate Governance and Nominating Committee:

a.
considers what competencies and skills the Board, as a whole, should possess. In doing so, the Corporate Governance and Nominating Committee recognizes that the particular competencies and skills required for one company may not be the same as those required for another;

b.
assesses what competencies and skills each existing Board member possesses, considering that no one director is likely to have all the competencies and skills required by the Board, rather, each individual makes their own contribution. Attention shall also be paid to the personality and other qualities of each director, as they may ultimately determine the Board dynamic; and

c.	assesses what competencies and skills each nominee will bring to the Board and whether such nominee can devote sufficient time and resources to his or her duties as a Board member.

The Corporate Governance and Nominating Committee will consider and evaluate Shareholder-recommended candidates using the same criteria as for other candidates. If the Committee decides the candidate is suitable for Board membership, the Committee will recommend the candidate to the Board, which approves the slate of director nominees for election by Shareholders. During fiscal 2017, we received no director recommendations from our Shareholders other than pursuant to the Governance Agreement with Roivant.

Shareholders who wish to suggest a director candidate may submit a written recommendation to Attention: Corporate Secretary, 100-8900 Glenlyon Parkway Burnaby, British Columbia V5J 5J8, along with the Shareholder’s name, address and the number of Common Shares owned by the Shareholder; the name of the candidate and the number of Common Shares beneficially owned by the candidate; the candidate’s biographical information, describing experience and qualifications; a description of all agreements, arrangements or understandings between the Shareholder and candidate; and the candidate’s consent to serve as a director if elected. The Committee may request that the Shareholder provide certain additional information. Shareholders wishing to propose a director candidate must also comply with the advance notice deadlines found in Section 13.9 of the Company’s Articles, and more fully described above under “How can I make a Shareholder proposal for the 2019 Annual General Meeting”.

In addition to suggesting a director candidate, a Shareholder may also nominate a director candidate for election. A Shareholder wishing to nominate an individual to be a director, other than pursuant to a requisition of a meeting made pursuant to the BCBCA or a Shareholder proposal made pursuant to the provisions of the BCBCA, is required to comply with Section 13.9 of the Articles of Incorporation. Section 13.9 of the Articles provides, inter alia, that proper written notice of any such director nomination (the “Nomination Notice”) for an annual general meeting of Shareholders must be provided to the Secretary of the Company not less than 30 nor more than 65 days prior to the date of the annual general meeting of Shareholders; provided, however, that in the event that the annual general meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, the Nomination Notice must be provided no later than the close of business on the tenth day following the Notice Date. The foregoing is merely a summary of provisions contained in Section 13.9 of the Articles, and is not comprehensive and is qualified by the full text of such provisions. The full text of such provisions is set out in Section 13.9 of the Articles, a copy of which is attached as Exhibit B to the March 27, 2013 management information circular of the Company which can be found under the Company’s profile at www.sedar.com or www.sec.gov.

Director Election and Majority Voting Policy

The Board believes that each of its members should carry the confidence and support of the Company’s Shareholders. To this end, the Articles of Arbutus provide for a majority voting policy, which policy was approved by Arbutus’ Shareholders in 2013. Shareholders may vote in favour of, or withhold their vote from, each nominee director. If, with respect to any particular nominee, the number of Common Shares withheld exceeds the number of Common Shares voted in favour of the nominee, then for purposes of the Company’s policy, the nominee shall be considered not to have received the support of the Shareholders, even though duly elected as a matter of corporate law.

A person elected as a Director who is considered under this test not to have the confidence of Shareholders is expected to immediately submit to the Board his resignation in accordance with the Company’s Majority Voting Policy. The Board of Directors (excluding any director that has tendered a resignation) will consider the Director’s offer to resign and decide whether or not to accept it. In making its decision, the Board will consider the reason why the votes were withheld, the skills and expertise of that Director, the overall composition of the Board and the skills and the expertise of the other Directors. Within 90 days of receiving the final voting results of the Meeting, the Board will decide whether to accept or not accept the resignation of that Director. If the resignation is accepted, subject to any applicable law, the Board may leave the resultant vacancy unfilled until the next annual general meeting, fill the vacancy through the appointment of a new Director whom the Board considers to merit the confidence of the Shareholders, or call a special meeting of Shareholders at which there will be presented one or more nominees to fill any vacancy or vacancies. If the resignation is not accepted the Board will issue a press release disclosing the reasons for rejecting the offer to resign. The Company’s Majority Voting Policy is available on the Company’s website at www.arbutusbio.com.

Director Terms

Directors are elected annually. Unless the director’s office is earlier vacated in accordance with the provisions of the Business Corporations Act (British Columbia) and the Articles of Arbutus, each director elected will hold office until immediately before the election of new directors at the next annual general meeting of Arbutus or, if no director is then elected, until a successor is elected or appointed.

Director Term Limits

The Board has not adopted term limits for the directors on the Board. In terms of mechanisms for Board renewal, the Corporate Governance and Nominating Committee has the mandate and responsibility to annually review, discuss and assess the performance of the Board. This assessment includes an evaluation of: the Board’s contribution as a whole and effectiveness in serving the best interests of the Company and its Shareholders; specific areas in which the Board and/or management believe contributions could be improved; the appropriate size of the Board, with a view to facilitating effective decision making; and overall Board composition and makeup. The Corporate Governance and Nominating Committee also has the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of new candidates to the Board as well as incumbent directors for re-election to the Board.

Diversity

The Corporate Governance and Nominating Committee has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board.

The Board’s Mandate, and the Corporate Governance and Nominating Committee’s Charter, do not specifically contemplate diversity or the level of representation of women on the Board in identifying and nominating candidates for election or re-election to the Board. However, prior to recommending candidates to serve on the Board, the Corporate Governance and Nominating Committee shall:

a.
consider what competencies and skills the Board, as a whole, should possess. In doing so, the Corporate Governance and Nominating Committee recognizes that the particular competencies and skills required for one company may not be the same as those required for another;

b.
assess what competencies and skills each existing Board member possesses, considering that no one director is likely to have all the competencies and skills required by the Board; rather, each individual makes their own contribution. Attention shall also be paid to the personality and other qualities of each director, as they may ultimately determine the Board dynamic; and

c.	assess what competencies and skills each nominee will bring to the Board and whether such nominee can devote sufficient time and resources to his or her duties as a Board member.

The Board’s Mandate does not specifically contemplate the level of representation of women in executive officer positions when making executive officer appointments. However, the Board’s Mandate does stipulate that the Board is responsible for evaluating the integrity of the Chief Executive Officer and other executive officers, and direct the Chief Executive Officer and other executive officers to promote a culture of integrity throughout the Company.

Arbutus has not adopted a target regarding women on its Board. As at the date hereof, Arbutus does not have any women on its Board (0%). Arbutus has not adopted a target regarding women in executive officer positions. As at the date hereof, Arbutus has one female executive officer, Elizabeth Howard.

Committees of the Board of Directors

To assist in the discharge of its responsibilities, our Board of Directors currently has three committees: the Audit Committee, the Executive Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee, each of which is composed entirely of independent directors.

In addition to our formal, standing committees, the Board may from time-to-time appoint additional committees to address specific issues.

Audit Committee

The members of our Audit Committee are Messrs. Burgess, Conrad and Henriques, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the members of the Audit Committee is financially literate and has financial expertise (as is currently defined under the applicable SEC rules). Our Board of Directors has determined that each member of our Audit Committee is an independent member of our Board of Directors under the current requirements of the NASDAQ Global Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities.

Our Audit Committee is responsible for overseeing our financial reporting processes on behalf of our Board of Directors. Our independent auditor reports directly to our Audit Committee. Specific responsibilities of our Audit Committee include:

•	overseeing the work of the independent auditors engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company;

•
evaluating the performance, and assessing the qualifications, of our independent auditor and recommending to our Board of Directors the appointment of, and compensation for, our independent auditor for the purpose of preparing or issuing an auditor report or performing other audit, review or attest services;

•
subject to the appointment of our independent auditor in accordance with applicable corporate formalities, determining and approving the engagement of, and compensation to be paid to, our independent auditor;

•	determining and approving the engagement, prior to the commencement of such engagement, of, and compensation for, our independent auditor and to perform any proposed permissible non-audit services;

•
reviewing our financial statements and management’s discussion and analysis of financial condition and results of operations and recommending to our Board of Directors whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by our Board of Directors;

•	conferring with our independent auditor and with our management regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•
reviewing and discussing with our management and independent auditor, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and investment and hedging policies and the steps taken by our management to monitor and control these exposures.

A copy of our Audit Committee’s charter, the text of which is attached to this Proxy Statement/Circular as Exhibit B, is available on our website at www.arbutusbio.com

Executive Compensation and Human Resources Committee

The members of the Executive Compensation and Human Resources Committee (the “Compensation Committee”) are Mr. Conrad, Mr. Henriques and Mr. Karbe. Mr. Conrad chairs the Compensation Committee. Mr. Karbe will not stand for re-election at the Meeting and the Company will consider a replacement for Mr. Karbe on the Compensation Committee.

Our Board of Directors has determined that each of the members of the Compensation Committee has the appropriate experience for their Committee responsibilities based on their prior senior roles in our industry. Our Board of Directors has determined that each member of our Compensation Committee is independent.

Specific responsibilities of our Compensation Committee include:

•	Compensation of the Chief Executive Officer and Other Executive Officers - reviewing and recommending to the Board an executive compensation program including:

◦
corporate performance goals, the terms of executive bonus and other incentive plans, individual goals thereunder, evaluation of performance in light of those goals, and payment of individual executive bonuses;

◦	executive compensation practices and trends to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies;

◦	the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements; and

◦	policies for the proper administration of executive compensation programs.

•
Overall Company Compensation - from time to time reviewing and recommending to the Board the Company’s overall compensation plans and structure, including without limitation incentive compensation and equity-based plans.

•	Non-Executive Director Compensation - recommending to the Board compensation for non-executive Board members, including any retainers, Committee and Committee chair fees and/or equity compensation.

•
Administration of Plans - administering the Company’s equity compensation plans, pension plans, and similar programs, including the adoption, amendment and termination of such plans and any sub-plans thereof, establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards, or exercising such other power and authority as may be permitted or required under such plans.

•	Disclosure of Executive Compensation - reviewing with management all executive compensation disclosure before the Company publicly discloses this information.

•	Management Succession Planning - overseeing periodic evaluations of management succession planning.

•	Governance - reviewing, discussing and assessing annually the Committee’s own performance and the adequacy of the Committee’s Charter.

Only independent, non-employee members of the Board of Directors participate in the review and approval of the executive compensation actions described above. A copy of our Compensation Committee’s charter is available on our website at www.arbutusbio.com.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are Mr. Conrad, Mr. Karbe and Mr. Manchester. Mr. Manchester chairs the Corporate Governance and Nominating Committee. Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is an independent member of our Board of Directors under the current requirements of the NASDAQ Global Market and as defined in the rules and regulations of the Canadian provincial securities regulatory authorities. Mr. Karbe will not stand for re-election at the Meeting and the Company will consider a replacement for Mr. Karbe on the Corporate Governance and Nominating Committee.

Specific responsibilities of our Corporate Governance and Nominating Committee include:

•	establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board;

•	evaluating, reviewing and considering the recommendation for nomination of incumbent directors for re-election to the Board;

•	periodically reviewing and assessing the performance of our Board, including Board committees;

•	developing and reviewing a set of corporate governance principles for Arbutus.

A copy of our Corporate Governance and Nominating Committee’s charter is available on our website at www.arbutusbio.com.

Our Board of Directors is responsible for approving nominees for election as directors. However, as is described above, our Corporate Governance and Nominating Committee is responsible for reviewing, soliciting and recommending nominees to our Board of Directors.

Special Committee

The Board appointed a Special Committee, consisting of Richard Henriques as Chair and Daniel Burgess and Herbert Conrad as members, which held its first meeting on September 6, 2017. Farris, Vaughan, Wills & Murphy LLP, the Company’s corporate counsel, was appointed legal counsel to the Special Committee. MTS Securities, LLC was subsequently appointed by the Special Committee to serve as its independent financial advisor. MTS Securities, LLC had not been previously engaged by the Company, the Board or Roivant.

The Special Committee’s mandate and responsibilities are to investigate, analyze, consider, solicit, negotiate and provide advice and recommendations to the Board with respect to the merits of a potential strategic investment, in conjunction with management and any financial and legal advisors that the Special Committee may determine to appoint.

Following the Special Committee's meeting on September 6, 2017, senior management of the Company, at the request and under the direction of the Special Committee, commenced initial, exploratory discussions with representatives of Roivant with respect to a potential strategic investment, which resulted in the issuance of the Preferred Shares to Roivant. The work of the Special Committee is detailed in the Company's proxy statement filed on December 6, 2017. The proxy statement filed on December 6, 2017 will be provided, without charge, to each person to whom this Proxy Statement/Circular is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, at no cost upon written request to the Corporate Secretary, 100-8900 Glenlyon Parkway Burnaby, British Columbia V5J 5J8, 604-419-3200.

Governance Agreement with Roivant

Under the Agreement and Plan of Merger and Reorganization, among Arbutus, Arbutus Inc. and TKM Acquisition Corporation, dated January 11, 2015, Arbutus acquired OnCore Biopharma, Inc. (“OnCore”), which became a wholly-owned subsidiary of the combined company through a merger with TKM Acquisition (the “Merger”). The parties designated the following directors to serve on the Board of the combined company upon the close of the Merger on March 4, 2015: Dr. Murray and Messrs. Henriques and Karbe were nominated by Arbutus; Mr. Ramaswamy, and Drs. Manchester and Symonds (the "Roivant Nominees") were nominated by OnCore/Arbutus Inc.; and Mr. Conrad was nominated jointly by Arbutus and OnCore/Arbutus Inc. Pursuant to the Articles of Incorporation (as amended in connection with the Merger and discussed below), Daniel Burgess was recommended by a third-party search firm and appointed to the Board of Arbutus effective March 23, 2017.

In connection with the Merger, Arbutus and OnCore’s largest shareholder, Roivant Sciences Ltd. (“Roivant”) entered into a Governance Agreement dated January 11, 2015 (the "Governance Agreement") relating to the composition of the combined company's board and certain other corporate governance matters. As required by the Governance Agreement, Arbutus’ Articles were amended to require certain decisions by the Board to be subject to the approval of 70% of the members of the Board (the “Board supermajority approval requirement”) and to provide Roivant, subject to certain conditions, with a right to nominate up to two members of the Board (the “Roivant nomination right”). The Governance Agreement, together with the Board supermajority approval requirement and the Roivant nomination right, were to expire in accordance with their terms on March 4, 2018, being 36 months following the closing of the Merger.

On October 2, 2017, the Company and Roivant entered into a Subscription Agreement pursuant to which Roivant agreed to purchase an aggregate of 1,164,000 Series A Participating Convertible Preferred Shares of the Company (the "Preferred Share Financing"), at a price of $100 per share, for gross proceeds of $116.4 million. The Preferred Shares, plus an amount equal to 8.75% per annum, compounded annually, were initially convertible into 22,833,922 Common Shares, at a conversion price of $7.13, which conversion will occur mandatorily four years after issuance (subject to limited exceptions in the event of certain fundamental corporate transactions relating to the Company's capital structure or assets, which would permit earlier conversion at Roivant’s option). The 22,833,922 Common Shares are referred to as the “Underlying Common Shares.”

In connection with the Preferred Share Financing, the Governance Agreement was amended and restated on October 16, 2017 (the "Amended and Restated Governance Agreement") to provide for: (i) an extension of the expiry date for the Board supermajority approval requirement from March 4, 2018 to October 16, 2021 (to coincide with the date for mandatory conversion of the issued in connection with the Preferred Share Financing), and (ii) an amendment to the Roivant nomination right to (A) provide Roivant with the right, until October 16, 2021 and subject to certain conditions, to nominate up to three members of the Board (at least one of whom must be "independent", within the meaning of the Amended and Restated Governance Amendment, so long as Roivant retains the right to appoint three nominees), and (B) require that, for so long as the Roivant nomination right remains in effect, the total number of directors of Arbutus not exceed 7 directors, without the prior written consent of Roivant, a majority of whom must be independent.

At a Special Meeting of Shareholders held on January 11, 2018, Shareholders approved an Amendment to the Company’s Articles to give effect to the extension to the Board supermajority approval requirement and the Roivant nomination right. For full details of the Preferred Share Financing and aforementioned amendments to the Company’s Articles approved by Shareholders, see our Proxy Statement/Circular filed on December 6, 2017. The proxy statement filed on December 6, 2017 will be provided, without charge, to each person to whom this Proxy Statement/Circular is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, at no cost upon written request to the Corporate Secretary, 100-8900 Glenlyon Parkway Burnaby, British Columbia V5J 5J8, 604-419-3200.

On January 11, 2018, the Company and Roivant agreed to waive (the “Waiver”) the requirement to give effect to the Board supermajority approval requirement until the earlier of: (i) any proposed or other change in the composition of the Company’s Board of Directors proposed by the Company following the January 11, 2018 Meeting for any reason other than due to death or incapacity; and (ii) the holding of the Company’s 2018 Annual General Meeting of Shareholders (the “Implementation Date”). As part of the Waiver, the Company and Roivant also agreed to waive the requirement to give effect to the amendment to the Articles implementing the Roivant nomination right, until the Implementation Date.

On April 23, 2018, the Company and Roivant agreed (i) not to give effect to the Board supermajority approval requirement, and (ii) to give effect to the Roivant nomination right. Further to such agreement, the Amended and Restated Governance Agreement, as well as the Company's Articles, will be amended to give effect to the foregoing, which amendments will be made effective immediately prior to the Meeting.

The Roivant Nominees have consented to be named in the Proxy Statement/Circular and proxy card, and if elected, to serve on the Board. To our management's knowledge, neither Roivant nor any of the Roivant nominees have been involved in a legal proceeding that would be required to be disclosed pursuant to Item 401(f) of the Regulation S-K of the Exchange Act.

Board and Committee Meetings

During the fiscal year ended December 31, 2017, our Board of Directors held a total of 5 meetings (in person or by teleconference). Our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee met a total of 4, 4, and 1 time(s), respectively. All directors attended all of their Board and Board committee meetings on which they served during the fiscal year.

The attendance records for the members of the Board of Directors in the year ended December 31, 2017 are as follows:

Director	Number of meetings attended:
	Board	Audit Committee	Compensation Committee	Governance Committee
Vivek Ramaswamy	5 of 5	n/a	n/a	n/a
Mark Murray(1)	5 of 5	n/a	n/a	n/a
Frank Karbe(2)	5 of 5	n/a	4 of 4	1 of 1
Richard Henriques	5 of 5	4 of 4	4 of 4	n/a
Herbert Conrad	5 of 5	4 of 4	4 of 4	1 of 1
Keith Manchester	5 of 5	n/a	n/a	1 of 1
William Symonds(1)	5 of 5	n/a	n/a	n/a
Daniel Burgess(3)	3 of 3	3 of 3	n/a	n/a

Notes:
(1)    As executive directors, Mark Murray and William Symonds were not eligible to attend the Board meeting held to approve executive compensation.
(2)    Mr. Karbe will not stand for re-election at the Meeting.
(3)     As of March 2017, Mr. Burgess joined the Board and the Audit Committee .

At each regularly held quarterly Board meeting, the Board’s independent directors held an in camera session without the presence of non-independent directors and members of management.

In September 2017 the Board formed a Special Committee to oversee a potential strategic investment. See the Corporate Governance section of this proxy statement for further details.

Board Member Attendance at Annual Shareholder Meetings

Although we do not have a formal policy regarding director attendance at annual general meetings of Shareholders, directors are encouraged to attend these annual general meetings absent extenuating circumstances.

DIRECTOR COMPENSATION

In order to align the interests of non-executive directors with the long-term interests of Shareholders, the Board has approved the non-executive Directors' participation in Arbutus’ equity compensation plans, as well as an annual cash retainer. Members of our management team receive no additional consideration for acting as Directors.

Cash Compensation

On January 26, 2017, the Board reviewed its fee schedule comparing it to data provided by Radford for similar companies (see Executive Compensation for a description of services provided by Radford). As a result, the Board approved an increase in the annual cash retainer per annum from $35,000 to $40,000 effective January 1, 2017. There were no other changes to the Board fee schedule at that time.

As a result, the Board fee schedule for fiscal 2017 was as follows: an annual cash retainer of $40,000 per annum for each non-executive director ($60,000 for the Chairman of the Board) and an additional $15,000 for the Chairman of the Audit Committee; an additional $10,000 for the Chairman of the Compensation Committee; an additional $7,500 for the Chairman of the Governance Committee; an additional $7,500 for members of the Audit Committee; and an additional $5,000 for the members of the Governance Committee and Compensation Committee. These retainers are paid in quarterly increments, and they are pro-rated for those non-executive Directors who serve for only part of the fiscal year.

Subsequently, the Compensation Committee engaged Arnosti Consulting, Inc. ("Arnosti") to review various aspects of our compensation philosophy including executive and director compensation. Arnosti compared our Board's compensation to that our of peer group (see Executive Compensation). In order to bring us into alignment with the 50th percentile of our peer group's compensation, effective the date of the Meeting, the Board's compensation will be as follows: an annual cash retainer of $40,000 per annum for each non-executive director ($70,000 for the Chairman of the Board) and an additional $20,000 for the Chairman of the Audit Committee; an additional $15,000 for the Chairman of the Compensation Committee; an additional $10,000 for the Chairman of the Governance Committee; an additional $10,000 for members of the Audit Committee; an additional $7,500 for the members of the Compensation Committee; and an additional $5,000 for the members of the Governance Committee.

There were no fees paid to the Special Committee in 2017. In January 2018, subsequent to closing Tranche 2 of the Preferred Share Financing, the Company paid $20,000 to the Chair of the Special Committee and $15,000 to each of the two Special Committee members in consideration for their additional meetings to oversee the Preferred Share Financing.

Option Awards

Based on Arnosti's recommendation, the Board approved a one-time option grant of 50,000 shares to Daniel Burgess in connection with his recruitment and appointment to the Board on March 23, 2017. Subsequently, the Board reviewed its stock option grant policy, comparing it to peer company data provided by Arnosti, and the Board approved an increase in the one-time option grant to new appointees from 15,000 shares to 44,000 shares, and an increase in subsequent option grants to re-elected Directors from 7,500 shares to 22,000 shares. Director options have exercise prices equal to the closing market price for Arbutus common stock on the trading day prior to the grant date.

New appointment option grants vest one third at each of the 1st, 2nd, and 3rd anniversaries of the grant date. Annual option grants vest immediately. We expect to issue an annual grant of options to each of our non-executive Board members following our 2018 Annual General Meeting.

Director Compensation Table

The following table summarizes the compensation of our non-executive Directors who served during fiscal 2017:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)	Total outstanding option awards (#)(2)
Vivek Ramaswamy	60,000	54,252	114,252	37,000
Herbert Conrad	62,500	54,252	116,752	52,000
Richard Henriques	60,000	54,252	114,252	52,000
Keith Manchester	47,500	54,252	101,752	91,915
Frank Karbe(3)	50,000	54,252	104,252	74,500
Daniel Burgess	36,666	165,764	202,430	72,000

 Notes:

(1)
Refer to note 6 of our financial statements included in form 10-K for the year ended December 31, 2017 for assumptions used in our Black-Scholes option pricing model to calculate grant date fair values in accordance with FASB ASC Topic 718.

(2)
Amounts shown reflect option awards outstanding as of fiscal year end. Dr. Manchester's outstanding options include 54,915 options granted under the OnCore Option Plan, and they are shown as converted to Common Shares in connection with the Company's acquisition of OnCore Biopharma, Inc., which became a wholly-owned subsidiary of the Company through a merger with TKM Acquisition (the "Merger"), pursuant to the Agreement and Plan of Merger and Reorganization, among Arbutus, Arbutus Inc., and TKM Acquisition Corporation, dated January 11, 2015.

(3)	Mr. Karbe will not stand for re-election at the Meeting.

Code of Business Conduct for Directors Officers and Employees

We have adopted a code of business conduct for directors, officers and employees (the “Code of Conduct”), which is available on our website at http://investor.arbutusbio.com/corporate-governance-0 and also at www.sedar.com. Our Board of Directors and management review and discuss from time to time the effectiveness of our Code of Conduct and any areas or systems that may be further improved. If we effect an amendment to, or waiver from, a provision of our Code of Conduct, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on the website above or via a current report on Form 8-K. The inclusion of our website address in this Proxy Statement/Circular does not include or incorporate by reference the information on our website into this Proxy Statement/Circular.

Arbutus complies with the relevant provisions under the Business Corporations Act (British Columbia) that deal with conflicts of interest in the approval of agreements or transactions, and our Code of Conduct sets out additional guidelines in relation to conflict of interest situations. Arbutus, through directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that one of our directors or executive officers may have. Where appropriate, our directors absent themselves from portions of Board and committee meetings to allow independent discussion.

Arbutus was founded on, and the business continues to be successful largely as a result of, a commitment to ethical conduct. Employees are regularly reminded about their obligations in this regard, and senior management demonstrates a culture of integrity and monitors employee compliance with our Code of Conduct.

Shareholder Communications with Directors

We communicate with our stakeholders through a number of channels including our website at www.arbutusbio.com. Shareholders can provide feedback to us in a number of ways, including email at ir@arbutusbio.com and through our website. Any communication sent by a Shareholder must state the number of our Common Shares owned by the Shareholder making the communication. We will review each communication and will forward such communication to our Board of Directors, or to any individual director to whom the communication is addressed, unless the communication consists of general surveys and mailings to solicit business or advertise products; job applications or resumes; or any material that is threatening, illegal or that does not relate to the responsibilities of the Board. All communications that relate to questionable accounting or auditing matters involving Arbutus should be addressed directly to the chair of our Audit Committee as set forth in our Whistleblower Policy, which can be obtained on our website at www.arbutusbio.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Arbutus' authorized share capital consists of an unlimited number of Common Shares and 1,164,000 Preferred Shares without par value. The Preferred Shares were sold to Roivant under a Subscription Agreement dated October 2, 2017 for gross proceeds of $116,400,000. The Preferred Shares are non-voting and are convertible into Common Shares at a conversion price of $7.13 per share, which represented a 15% premium over the share price at the time of the transaction. The purchase price for the Preferred Shares plus an amount equal to 8.75% per annum, compounded annually, will be subject to mandatory conversion into Common Shares on October 18, 2021 (subject to limited exceptions in the event of certain fundamental corporate transactions relating to Arbutus’ capital structure or assets, which would permit earlier conversion at Roivant’s option). After conversion of the Preferred Shares into Common Shares, based on the number of Common Shares outstanding on October 2, 2017, Roivant would hold 49.90% of Common Shares outstanding. Roivant has agreed to a four year lock-up period for this investment and its existing holdings in Arbutus. Roivant has also agreed to a four year standstill whereby Roivant will not acquire greater than 49.99% of the Common Shares or securities convertible into Common Shares.

The following table shows information regarding the beneficial ownership of our Common Shares as of March 31, 2018 by (a) each Shareholder, or group of affiliated Shareholders, that we know owns more than 5% of our outstanding Common Shares; (b) each of our Named Executive Officers; (c) each of our Directors and Director nominees; and (d) all of our Directors, Director nominees and executive officers as a group. The table is based upon information supplied by these parties, and Schedules 13D and 13G filed with the Securities and Exchange Commission.

Percentage ownership in the table below is based on 55,087,203 shares of Common Shares outstanding as of March 31, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Any securities not outstanding but which are subject to options exercisable within 60 days of March 31, 2018 are deemed outstanding and beneficially owned for the purpose of computing the percentage of outstanding Common Shares beneficially owned by the Shareholder holding such options or warrants, but are not deemed outstanding for the purpose of computing the percentage of Common Shares beneficially owned by any other Shareholder.

Unless otherwise indicated, each of the Shareholders listed below has sole voting and investment power with respect to the Common Shares beneficially owned. Preferred Shares are excluded from this table as they are non-voting and cannot be converted to Common Shares at this time.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Officers and Directors
Mark Murray	1,239,389	2.2%
Elizabeth Howard	121,667	*
Michael Sofia	1,841,482	3.3%
Peter Lutwyche	245,452	*
William Symonds	289,661	*
Vivek Ramaswamy (2)	91,915	*
Frank Karbe (3)	79,500	*
Herbert Conrad	52,000	*
Richard Henriques	53,000	*
Keith Manchester	91,915	*
Daniel Burgess	38,667	*
All directors, nominees and executive officers as a group (12 persons)	4,164,065	7.6%
5% Shareholders Not Listed Above
Roivant Sciences, Ltd. (4)	16,013,540	29.1%
PRIMECAP Management Company (5)	4,000,400	7.3%
RTW Investments (6)	5,151,615	9.4%
_________________
* Less than 1.0%.
 Notes:

(1) Includes Common Shares outstanding and options to purchase Common Shares exercisable within 60 days of March 31, 2018.
(2) Does not include 16,013,540 Common Shares held by Roivant over which the Roivant Board of Directors, including Mr. Ramaswamy, hold voting and investment power (see note 4).
(3) Mr. Karbe will not stand for re-election at the Meeting.
(4) As reported in Schedules 13D/A filed with the SEC on January 16, 2018 and April 12, 2018, Roivant Sciences Ltd. (“Roivant”) directly owns and has voting and dispositive power over 16,013,540 common shares. This amount excludes 22,833,922 common shares underlying 1,164,000 shares of the Issuer’s series A participating convertible preferred shares (the “Preferred Shares”). The Preferred Shares are not convertible into common shares until they become mandatorily convertible on October 16, 2021 (subject to adjustment and subject to limited exceptions in the event of certain transactions or fundamental changes that would permit earlier conversion at Roivant’s option). Dispositive decisions of Roivant require approval by a majority of the directors of Roivant, including (a) at least two independent directors (as defined in Roivant’s internal governance documents) or (b) if there is only one independent director, that sole independent director. Patrick Machado and Andrew Lo are each currently serving as independent directors of Roivant and therefore may each be deemed to share dispositive power over, and to be an indirect beneficial owner of, the common shares directly beneficially owned by Roivant. Vivek Ramaswamy, a member of the Board, is also a director of Roivant but does not have voting or dispositive power over the shares held of record by Roivant. In addition, Roivant’s internal governance documents provide that four principal shareholders of Roivant, Dexxon, Viking, QVT and SVF (each as defined below), voting unanimously, have the right to override certain decisions of the board of directors of Roivant, including with respect to dispositions of our common shares. Accordingly, Dexxon Holdings Limited (“Dexxon”), Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen, Rose S. Shabet and David C. Ott (collectively, “Viking”) and QVT Financial LP, QVT Financial GP LLC, QVT Associates GP LLC, QVT Fund V LP (collectively, “QVT”) and SVF Investments (UK) Limited, SVF Holdings (UK) LLP, SoftBank Vision Fund L.P. and SVF GP (Jersey) Limited (collectively, “SVF”) may each be deemed to have shared dispositive power, and therefore, beneficial ownership, over the common shares owned directly by Roivant. The principal business address of Roivant is Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.
(5) Based on information contained in Schedule 13G/A filed by PRIMECAP Management Company on February 26, 2018. The filing indicated that as of December 31, 2017, PRIMECAP had sole investment and voting over all of these shares. PRIMECAP's address is: 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(6) Based on information contained in Schedule 13G filed by RTW Investment, LP ("RTW") on February 14, 2018. The filing indicated that as of December 31, 2017, RTW had shared dispositive and voting power over all of these Common Shares. RTW's address is 250 West 55th Street, 16th Floor Suite A, New York, New York 10019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as disclosed below, to the knowledge of the directors and executive officers of the Company, no person or corporation owned, directly or indirectly, or exercised control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of Arbutus as at March 31, 2018.

Name	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares
Roivant Sciences Ltd	16,013,540	29.1% (1)

Note:
(1) As reported in Schedules 13D/A filed with the SEC on January 16, 2018 and April 12, 2018, Roivant Sciences Ltd. (“Roivant”) directly owns and has voting and dispositive power over 16,013,540 common shares. This amount excludes 22,833,922 common shares underlying 1,164,000 shares of the Issuer’s series A participating convertible preferred shares (the “Preferred Shares”). The Preferred Shares are not convertible into common shares until they become mandatorily convertible on October 16, 2021 (subject to adjustment and subject to limited exceptions in the event of certain transactions or fundamental changes that would permit earlier conversion at Roivant’s option). Dispositive decisions of Roivant require approval by a majority of the directors of Roivant, including (a) at least two independent directors (as defined in Roivant’s internal governance documents) or (b) if there is only one independent director, that sole independent director. Patrick Machado and Andrew Lo are each currently serving as independent directors of Roivant and therefore may each be deemed to share dispositive power over, and to be an indirect beneficial owner of, the common shares directly beneficially owned by Roivant. Vivek Ramaswamy, a member of the Board, is also a director of Roivant but does not have voting or dispositive power over the shares held of record by Roivant. In addition, Roivant’s internal governance documents provide that four principal shareholders of Roivant, Dexxon, Viking, QVT and SVF (each as defined below), voting unanimously, have the right to override certain decisions of the board of directors of Roivant, including with respect to dispositions of our common shares. Accordingly, Dexxon Holdings Limited (“Dexxon”), Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen, Rose S. Shabet and David C. Ott (collectively, “Viking”) and QVT Financial LP, QVT Financial GP LLC, QVT Associates GP LLC, QVT Fund V LP (collectively, “QVT”) and SVF Investments (UK) Limited, SVF Holdings (UK) LLP, SoftBank Vision Fund L.P. and SVF GP (Jersey) Limited (collectively, “SVF”) may each be deemed to have shared dispositive power, and therefore, beneficial ownership, over the common shares owned directly by Roivant. The principal business address of Roivant is Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

Amount does not include the underlying Common Shares issuable upon conversion of the 1,164,000 Preferred Shares issued to Roivant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for our CEO, CFO, and each of our other three most highly-compensated executive officers active at the end of fiscal 2017. These individuals are collectively our "Named Executive Officers." Compensation is shown for our three most recently completed financial years ending on December 31st. All amounts are expressed in US dollars unless otherwise noted.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Dr. Mark Murray	2017	540,000	324,000	1,003,500	47,794	1,915,294
President and Chief	2016	540,000	243,000	1,306,187	24,784	2,113,971
Executive Officer	2015	524,930	430,000	3,616,277	45,341	4,616,548

Mr. Bruce Cousins (5)	2017	350,000	115,000	446,000	35,461	946,461
Executive VP and Chief	2016	350,000	105,000	420,882	35,312	911,194
Financial Officer	2015	337,015	195,465	1,998,127	37,787	2,568,394

Dr. Michael Sofia	2017	350,000	150,000	334,500	12,333	846,833
Chief Scientific	2016	350,000	105,000	290,264	9,000	754,264
Officer	2015	323,864	100,000	—	6,144	430,008

Dr. Elizabeth Howard (6)	2017	330,000	123,000	278,750	8,300	740,050
Executive VP and	2016	275,000	85,000	348,316	3,300	711,616
General Counsel

Dr. Peter Lutwyche	2017	300,000	112,000	278,750	13,005	703,755
Chief Technology	2016	300,000	90,000	174,158	10,217	574,375
Officer	2015	287,176	152,702	1,291,663	11,839	1,743,380

Notes:

(1)
Prior to 2016, salary and bonus amounts paid or denominated in Canadian dollars were converted to US dollars for presentation purposes at the average exchange rate for the year. In 2016, we converted our functional currency from the Canadian dollar to the US dollar, and therefore, all amounts presented for and after 2016 are amounts as recorded in US dollars.

(2)	Included in the 2015 Bonus of Dr. Murray, Mr. Cousins, and Dr. Lutwyche are additional bonus payments made in March 2015 following completion of the Merger.

(3)	The fair value of each option is estimated as at the date of grant using the Black-Scholes pricing model and in accordance with FASB ASC Topic 718.

▪
The weighted average option pricing assumptions and the resultant fair values for options awarded to Named Executive Officers for 2015 are as follows: expected average option term of ten years; a zero dividend yield; a weighted average expected volatility of 77%; and, a weighted average risk-free interest rate of 1.14%. These options were granted in 2015 based on executives' 2014 performance, as well as a special award of options awarded following the completion of the Merger.

▪
The weighted average option pricing assumptions and the resultant fair values for options awarded to Named Executive Officers for 2016 are as follows: expected average option term of eight years; a zero dividend yield; a weighted average expected volatility of 77%; and, a weighted average risk-free interest rate of 0.95%. These options were granted in 2016 based on executives' 2015 performance.

▪
The weighted average option pricing assumptions and the resultant fair values for options awarded to Named Executive Officers for 2017 are as follows: expected average option term of eight years; a zero dividend yield; a weighted average expected volatility of 72%; and, a weighted average risk-free interest rate of 1.37%. These options were granted in 2017 based on executives' 2016 performance.

Options awarded to the Named Executive Officers in March 2018 based on 2017 performance are not included in the above table.

(4)
All other compensation in 2017 includes 401(k) of 3.0% of salary and bonus for US employees and Registered Retirement Savings Plan ("RRSP") contributions of 3.5% of salary for Canadian employees. In 2017, all of our full-time employees and executives were eligible for 401(k) or RRSP matching payments. Dr. Murray’s other compensation also includes reimbursement of personal tax filing service fees up to a maximum of $10,000 per year, and includes amounts claimed under contractual entitlement to reimbursement of any health expenses incurred, including family's health expenses, that are not covered by insurance. Dr. Murray's other compensation also includes life insurance premiums. Mr. Cousins’ other compensation includes a housing stipend of US$25,412 (CA$33,000).

(5)	Bruce Cousins' employment with the Company ended on February 16, 2018. Koert VandenEnden has been appointed as Interim Chief Financial Officer, and we are searching for a permanent successor.

(6)
Dr. Howard commenced employment with the Company in March 2016 with an annual salary of $330,000 and was granted 120,000 new hire stock options at that time. Due to her start date, for fiscal 2016, only $275,000 of Dr. Howard’s salary was payable.

Ratio of CEO pay

The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $95,168; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,915,294.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 20 to 1.

To determine the pay ratio, we took the following steps:

We determined that as of December 31, 2017, the determination date, our employee population consisted of approximately 126 individuals, located in Canada and the United States. This population consists of our full-time and part-time employees.

To identify the median employee, we:

•	compared base salaries for 2017.

•	converted the base salaries of Canadian employees to US dollars using the average exchange rate for 2017 of 1.2986 Canadian dollars for every US dollar.

•	annualized the compensation of approximately 22 full-time permanent employees who were hired in 2017 but who did not work for us for the entire year.

Once we identified our median employee, we calculated such employee’s annual total compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $95,168.

With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

The pay ratio includes compensation that is not necessarily comparable to that of the CEO, including non-annualized compensation for part-time employees and compensation for non-US employees.

Compensation Discussion and Analysis

Principles of Our Executive Compensation Program

The Executive Compensation and Human Resources Committee, referred to as the Compensation Committee, is responsible for recommending the compensation of our executive officers to the Board of Directors. In establishing compensation levels for executive officers, the Compensation Committee seeks to accomplish the following goals:

•	to recruit and subsequently retain highly qualified executive officers by offering overall compensation which is competitive with that offered for comparable positions within our peer group;

•	to motivate executives to achieve important corporate performance objectives and reward them when such objectives are met; and

•	to align the interests of executive officers with the long-term interests of Shareholders.

Role of the Independent Compensation Consultant

Beginning in May 2017, the Compensation Committee retained Arnosti Consulting Inc. (“Arnosti”), as an independent compensation consultant.  Nancy Arnosti has attended all meetings of the Compensation Committee since then, with or without management present, to provide advice to the Committee.

The Committee asked Nancy Arnosti to provide the Company with information to assess the independence of Ms. Arnosti and Arnosti as an advisor to the Committee, in accordance with the Company's charter and Nasdaq listing standards. The Committee considered factors including:

•	Services provided by Arnosti,

•	Amount of fees received, as a percentage of total revenue for Arnosti,

•	Policies and Procedures that are intended to prevent conflicts of interest,

•	Any business or personal relationships between Ms. Arnosti and members of the Committee,

•	Any business or personal relationships between Ms. Arnosti or Arnosti and executive officers of the Company, and

•	Any Company stock owned by Ms. Arnosti.

The Committee determined, based on an analysis of the above factors, that the work of Nancy Arnosti and Arnosti as the independent compensation consultant does not create any conflict of interest.

Benchmarking of Executive Compensation

Our peer group includes biotechnology companies with comparable scale and complexity of operations, as measured by, market capitalization, product development stage and total employees, and direct competitors for business, capital or industry talent. In 2017, compensation for the executive team was benchmarked against the following group of peer companies.

ACHILLION PHARMACEUTICALS INC	CURIS INC.	ONCOMED PHARMACEUTICALS INC.
ARENA PHARMACEUTICALS, INC.	GERON CORPORATION	CASCADIAN THERAPEUTICS INC. ( FORMERLY ONCOTHYREON INC.)
ASTERIAS BIOTHERAPEUTICS, INC	GTx, INC.	REGULUS THERAPEUTICS INC.
ATHERSYS, INC.	IDERA PHARMACEUTICALS, INC.	SANGAMO THERAPEUTICS INC
BELLICUM PHARMACEUTICALS, INC.	IMMUNE DESIGN CORP.
CALETHERA BIOSCIENCES, INC	INTRA-CELLULAR THERAPIES INC.
CHEMOCENTRYX, INC	MIRATI THERAPEUTICS INC.
CONATUS PHARMACEUTICALS INC	NEWLINK GENETICS CORP.

2017 Developments

In 2017 we:

•	continued to execute on our business strategy for developing and commercializing a cure for HBV using a drug combination approach;

•	generated Phase II multi-dose data for our RNAi (ARB-1467) in virally suppressed HBV patients;

•	generated Phase I proof-of-concept data in healthy volunteers for our lead capsid inhibitor program (AB-423);

•	nominated and advanced two new product candidates through IND (or equivalent)-enabling studies;

•	executed multiple LNP-licensing agreements, while advancing pre-existing LNP-enabled programs; and,

•	completed a $116.4 million strategic financing subject to Shareholder approval that was received on January 11, 2018.

Our compensation program for the executive team for fiscal 2017 consists of a competitive base salary at the peer group median, and cash bonus and equity grants that produce total compensation above or below the peer group median depending on corporate and individual performance.

This Proxy Statement/Circular includes a non-binding, advisory vote on our executive compensation and the frequency of such advisory vote. As part of its responsibilities, our Compensation Committee reviewed the results of the most recent advisory vote on executive compensation in 2015, when Shareholders supported our executive compensation program by 99.51% of the votes cast. The Committee recognizes that effective compensation practices evolve, and the Committee will continue to consider changes as needed to keep our executive compensation program competitive and performance-based.

In May 2017 the Compensation Committee engaged Arnosti to review the design and competitiveness of our executive and director compensation programs. Arnosti compared our executives' compensation packages to those of similarly situated executives within our of peer group listed below. In order to align our target compensation package with the 50th percentile of our peer group, effective January 1, 2018 the following changes were made to the compensation of the Named Executive Officers:

Name             2017 Base Salary        2018 Base Salary

Dr. Mark Murray        $540,000        $556,200
Mr. Bruce Cousins                $350,000        Not applicable
Dr. Michael Sofia        $350,000        $410,000
Dr. Elizabeth Howard        $330,000        $350,000
Dr. Peter Lutwyche        $300,000        $330,000

There have not been any other changes to the compensation of the Named Executive Officers since December 31, 2017.

Elements of Executive Compensation

Currently, our executive compensation program principally consists of the following components: base salary, discretionary annual incentive cash bonus, long-term incentives in the form of stock options and health and retirement benefits generally available to all of our employees. We believe a competitive base salary and opportunity for annual incentive cash bonuses are required to recruit and retain key executives. Long-term incentives under our equity compensation plans enable our executive officers to participate in our long-term success and aligns their interests with those of our Shareholders. Additional details on the compensation package for Named Executive Officers are described in the following sections.

Base Salary

The Named Executive Officers are paid a base salary tied to their responsibilities in their role, their experience and past performance, and industry benchmarks. Base salary is designed to be competitive and it is targeted at the median level for comparable positions within the peer group.

Annual Incentive Cash Bonuses

At the end of each fiscal year, the Board of Directors, in consultation with our CEO, determines whether annual incentive cash bonuses are warranted given the Company’s fiscal year performance and overall financial condition. If bonuses are to be paid, our policy is to pay them following the end of our fiscal year, based upon our level of achievement of major corporate objectives.

Our corporate objectives are established by the Board of Directors, which assigns each objective a quantitative weighting at the beginning of the fiscal year and then assesses our achievement against these objectives at the end of the fiscal year. Achievements against 2017 corporate objectives are listed in 2017 Developments above.

The Compensation Committee recommended, and the Board of Directors approved, the payment of executive bonuses. Potential annual incentive cash bonuses for the Named Executive Officers can range from 0% to 150% of annual salary, with

40% to 60% of annual salary representing the target bonus. The bonus payments were based on performance against the corporate and personal objectives.

The target and the actual bonuses earned, as a percentage of annual salary, for the Named Executive Officers for 2017 were:

Name             Target Bonus    Actual Bonus

Dr. Mark Murray        60%        60%
Mr. Bruce Cousins                40%        33%
Dr. Michael Sofia        40%        43%
Dr. Elizabeth Howard        40%        37%
Dr. Peter Lutwyche        40%        37%

Long-Term Incentives — Stock Options

Stock options are granted to reward individuals for current performance, as an incentive for future performance and to align the long-term interest of Named Executive Officers with Shareholders. Stock options are granted under the 2011 and 2016 Share and Omnibus Incentive Plans.

Stock options are generally awarded to Named Executive Officers at commencement of employment and annually thereafter after taking into consideration the results of a competitive analysis that benchmarks long-term incentive awards granted to executives in comparable positions at peer companies. The size of the grants is adjusted based on the Named Executive Officers' performance against pre-determined corporate and personal performance goals used for annual incentive cash bonuses. From time to time, stock options may be granted to retain executives or for other special purposes. The exercise price for the options is the closing price of the Common Shares immediately prior to the granting of the options.

For vesting terms of outstanding options held by Named Executive Officers, see Note 1 to the table below under “Outstanding Equity Awards at Fiscal Year-End.”

Retirement Benefits for Named Executive Officers

We do not have any pension or deferred compensation plans for our Named Executive Officers. We do, however, have a 401(k) plan for US employees whereby the Company matches employee contributions up to 3.5% of base salary and bonus. For Canadian employees, we have a Registered Retirement Savings Plan (“RRSP”) whereby the Company matches employee contributions up to 3.5% of base salary. The matching percentages are the same for all US and Canadian employees and are not based on performance.

Health Care Plans

All salaried employees receive health care coverage on the same terms. In addition, as per his employment contract, Dr. Murray is entitled to reimbursement of any health expenses incurred, including his family’s health expenses that are not covered by his insurance.

Other Compensation

We provide modest perquisites that enable our Named Executive Officers to focus on their duties, including reimbursements for personal tax filings, a housing allowance and life insurance payments for certain executives. See the Summary Compensation Table for additional detail.

If a Named Executive Officer were involuntarily terminated under certain situations, we would provide him with payments and benefits described under “Termination and Change of Control Benefits”.

Named Executive Officer Compensation for Fiscal 2017

Dr. Mark J. Murray, President and Chief Executive Officer

For fiscal 2017, Dr. Murray's annual base salary remained at its 2016 level of $540,000. For fiscal 2017, Dr. Murray's annual incentive cash target was 60% of his annual salary based on our competitive analysis. In March 2018, Dr. Murray received an annual incentive cash award of $324,000 equal to 60% of his earned annual salary, based on fiscal 2017 performance. As at March 31, 2018, the annual stock option award to Dr. Murray had not yet been finalized and granted.

Mr. Bruce Cousins, Executive Vice-President and Chief Financial Officer

For fiscal 2017, Mr. Cousins' annual base salary remained at its 2016 level of $350,000. For fiscal 2017, Mr. Cousins' annual incentive cash target was 40% of his annual salary based on our competitive analysis. In February 2018, Mr. Cousins received an annual incentive cash award of $115,000 equal to 33% of his earned annual salary, based on fiscal 2017 performance. Mr. Cousins' employment with the Company ended on February 16, 2018.

Dr. Michael Sofia, Chief Scientific Officer

For fiscal 2017, Dr. Sofia's annual base salary remained at its 2016 level of $350,000. For fiscal 2017, Dr. Sofia's annual incentive cash target was 40% of his annual salary based on our competitive analysis. In February 2018, Dr. Sofia received an annual incentive cash award of $150,000 equal to 43% of his annual salary, based on fiscal 2017 performance. As at March 31, 2018, the annual stock option award to Dr. Sofia had not yet been finalized and granted.

Dr. Elizabeth Howard, Executive Vice-President and General Counsel

For fiscal 2017, Dr. Howard's annual base salary remained at its 2016 level of $330,000. For fiscal 2017, Dr. Howard's annual incentive cash target was 40% of her annual salary based on our competitive analysis. In February 2018, Dr. Howard received an annual incentive cash award of $123,000, equal to 37% of her earned annual salary, based on fiscal 2017 performance. As at March 31, 2018, the annual stock option award to Dr. Howard had not yet been finalized and granted.

Dr. Peter Lutwyche, Chief Technology Officer

For fiscal 2017, Dr. Lutwyche's annual base salary remained at its 2016 level of $300,000. For fiscal 2017, Dr. Lutwyche's annual incentive cash target was 40% of his annual salary based on our competitive analysis. In February 2018, Dr. Lutwyche received an annual incentive cash award of $112,000 equal to 37% of his annual salary, based on fiscal 2017 performance. As at March 31, 2018, the annual stock option award to Dr. Lutwyche had not yet been finalized and granted.

Risk Assessment

One of the key functions of our Board of Directors is informed oversight of our enterprise risk management process. The Board of Directors does not have a standing risk management committee, but directly oversees risk management, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices. Our Compensation Committee assesses and monitors whether any of our compensation policies and practices have the potential to encourage excessive risk-taking, and whether our compensation policies and practices are reasonably likely to have a material adverse effect on the company. Based on the most recent assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors has reviewed and discussed Arbutus’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement/Circular and Arbutus' Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted,

Herbert Conrad, Compensation Committee Chair
Richard Henriques

Frank Karbe

The following table describes option awards granted in 2017.

Grants of Plan-Based Awards

Name	Grant Date(1)	Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Dr. Mark Murray	3/24/2017	450,000	$3.15	$1,003,500
President and Chief Executive Officer
Mr. Bruce Cousins	3/24/2017	200,000	$3.15	$446,000
Executive Vice-President and Chief Financial Officer
Dr. Michael Sofia	3/24/2017	150,000	$3.15	$334,500
Chief Scientific Officer
Dr. Elizabeth Howard	3/24/2017	125,000	$3.15	$278,750
Executive Vice-President and General Counsel
Dr. Peter Lutwyche	3/24/2017	125,000	$3.15	$278,750
Chief Technology Officer

Notes:

(1)	The long-term incentive stock option awards granted to our Named Executive Officers on March 24, 2017 were based on fiscal 2016 performance.

(2)
The grant date fair value of the stock options, computed in accordance with FASB ASC Topic 718, represents the value of stock options granted during the year. The amounts reported in this table reflect our accounting expense and may not represent the amounts our Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on our actual operating performance, stock price fluctuations and that Named Executive Officer’s continued employment. The stock options granted to our Named Executive Officers vest one-third on the next three anniversaries of their grant date.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets out all option awards, outstanding as at December 31, 2017, for each Named Executive Officer:

	Option awards (1)
	Number of securities underlying unexercised options (#)		Option exercise price (C$)	Option exercise price (US$)	Option expiration date(2)
Name	Exercisable	Unexercisable
Dr. Mark Murray (3)	27,007	—	0.44	0.35	March 1, 2018
	30,000	—	4.65	3.71	August 30, 2018
	25,000	—	1.80	1.43	December 8, 2018
	25,000	—	3.85	3.07	January 27, 2020
	35,000	—	2.40	1.91	August 9, 2021
	35,000	—	1.70	1.36	December 22, 2021
	35,000	—	5.15	4.11	December 9, 2022
	35,000	—	16.40	13.07	February 4, 2024
	66,667	33,333	N/A	17.57	March 30, 2025
	120,000	60,000	N/A	17.57	March 30, 2025
	150,000	300,000	N/A	3.94	March 15, 2026
	—	450,000	N/A	3.15	March 24, 2027
Mr. Bruce Cousins	150,000	—	9.12	7.27	October 6, 2023
	53,333	26,667	N/A	17.57	March 30, 2025
	50,000	25,000	N/A	17.57	March 30, 2025
	48,333	96,667	N/A	3.94	March 15, 2026
	—	200,000	N/A	3.15	March 24, 2027
Dr. Mike Sofia	33,333	66,667	N/A	3.94	March 15, 2026
	—	150,000	N/A	3.15	March 24, 2027
Dr. Elizabeth Howard	40,000	80,000	N/A	3.94	March 7, 2026
		125,000	N/A	3.15	March 24, 2027
Dr. Peter Lutwyche	5,000	—	5.15	4.11	December 9, 2022
	20,000	—	16.4	13.07	February 4, 2024
	43,333	21,667	N/A	17.57	March 30, 2025
	23,333	11,667	N/A	17.57	March 30, 2025
	20,000	40,000	N/A	3.94	March 15, 2026
	—	125,000	N/A	3.15	March 24, 2027

Notes:

(1) Options granted up until February 5, 2014 (expiring February 4, 2024) vest 25% immediately, and 25% at each of the first, second, and third anniversaries of the grant date except for options granted August 10, 2011 (expiring August 9, 2021) that vest based on the completion of certain performance goals. Options granted after February 5, 2014 vest in thirds on each of the next three anniversaries from their grant date. Options granted up to March 3, 2015 have a Canadian dollar denominated exercise price. Options granted after March 3, 2015 have a US dollar denominated exercise price. For disclosure purposes, options with exercise prices denominated in Canadian dollars, have been converted to US dollars using the December 31, 2017 Bank of Canada US/Canadian closing exchange rate of C$1.00 = US$0.7971.
(2) Options expire 10 years after the grant date.
(3) At December 31, 2017, Dr. Murray held options to purchase 40,000 common shares of Protiva, a wholly-owned subsidiary of Arbutus, with an exercise price of C$0.30. As part of the business combination between Arbutus and Protiva, Arbutus agreed to issue 27,007 Common Shares of Arbutus on the exercise of these stock options giving an effective cost per Arbutus stock option of C$0.44 (US$0.33). The shares reserved for issue on the exercise of the Protiva options are equal to the number of Arbutus Common Shares that would have been issued if the options had been exercised before the completion of the business combination and the shares issued on exercise of the options had then been exchanged for Arbutus Common Shares. See subsection “Additional Shares Subject to Issue Under Historical Equity Compensation Plans”.

Potential Payments Upon Termination or Change in Control

The following table provides information concerning the value of payments and benefits following the termination of employment of the Named Executive Officers under various circumstances. Payments vary based on the reason for termination and the timing of a departure. The below amounts are calculated as if the Named Executive Officer’s employment had been terminated as of the last business day of the fiscal year ended on December 31, 2017. Receipt of payments on termination are contingent on the Named Executive Officer delivering a release to Arbutus.

Payment Type	Dr. Mark Murray	Mr. Bruce Cousins (4)	Dr. Michael Sofia	Dr. Elizabeth Howard	Dr. Peter Lutwyche
Involuntary termination by Arbutus for cause
Cash payment(1)	$10,385	$6,371	$6,371	$—	$5,769
Option values (2)	$746,830	$53,650	$37,000	$44,400	$26,971
Benefits (3)	N/A	N/A	N/A	N/A	N/A
Total	$757,215	$60,021	$43,371	$44,400	$32,740
Involuntary termination by Arbutus upon death
Cash payment(1)	$10,385	$6,371	$6,371	$—	$5,769
Option values (2)	$1,934,830	$53,650	$37,000	$44,400	$26,971
Benefits (3)	N/A	N/A	N/A	N/A	N/A
Total	$1,945,215	$60,021	$43,371	$44,400	$32,740
Involuntary termination by Arbutus without cause or by Executive with good reason
Cash payment(1)	$1,322,585	$632,898	$671,731	$627,000	$537,601
Option values (2)	$1,934,830	$53,650	$37,000	$44,400	$26,971
Benefits (3)	$131,043	$5,751	$72,354	$—	$5,751
Total	$3,388,458	$692,299	$781,085	$671,400	$570,323
Involuntary termination by Arbutus after a change in control of the Company
Cash payment(1)	$1,322,585	$807,989	$846,731	$792,000	$687,601
Option values (2)	$1,934,830	$540,950	$396,000	$370,700	$308,871
Benefits (3)	$131,043	$5,751	$72,354	$—	$5,751
Total	$3,388,458	$1,354,690	$1,315,085	$1,162,700	$1,002,223

Notes:

(1)	Cash payments upon termination consist of the following:

◦	Involuntary termination for cause consists of accrued vacation carried forward to 2018.

◦	Involuntary termination upon death consists of accrued vacation carried forward to 2018.

◦
Involuntary termination without cause or by Executives (except for Dr. Murray) for good reason consists of accrued vacation, a lump sum of 18 months' base salary, and a bonus based upon the average bonus payment for the least three years, or based upon the target bonus if the Executive has not yet been employed by the Company for three years. Dr. Murray's cash payment consists accrued vacation, a three-year average bonus payout percentage applied to his 2017 base salary, and a lump sum of 24 months' base salary.

◦
Involuntary termination after a change in control for Executives (except for Dr. Murray) consists of accrued vacation, bonus earned in 2017, and 24 months' base salary. Dr. Murray's cash payment consists of accrued vacation, a three-year average bonus payout percentage applied to his 2017 base salary, and a lump sum of 24 months' base salary.

(2)
This amount is based on the difference between Arbutus' December 31, 2017 Nasdaq closing share price of US$5.05 and the exercise price of the options that would be vested as at December 31, 2017 based upon the different termination scenarios. If Dr. Murray is terminated for any reason other than for cause, all of his stock options will immediately fully vest. The other Named Executive Officers' options will fully vest if they are terminated as a result of a change in control but will not vest in other termination scenarios. For the purpose of these calculations, stock options that are denominated in Canadian dollars have been converted into US dollars at the December 31, 2017 exchange rate of C$1.00 = US$0.7971.

(3)
Ongoing benefit coverage has been estimated assuming that benefits will be payable for the full length of the severance period, which would be the case if new employment was not taken up during the severance period of two years. Benefits include extended health and dental coverage that is afforded to all of the Company’s full time employees. Dr. Murray’s benefits also include an estimate of the costs of reimbursement of health expenses incurred, including his family's health expenses that are not covered by insurance.

(4)
The "involuntary termination by Arbutus without cause or by Executive with good reason" section of the table shows the amounts paid out to Mr. Cousins as a result of his departure on February 16, 2018 adjusted to show the amounts if this event had occurred on December 31, 2017.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

At Arbutus' 2011 Annual General and Special Meeting of Shareholders, Shareholders approved the 2011 Omnibus Share Compensation Plan (the "2011 Plan") and 273,889 Common Shares for issuance under the 2011 Plan. Arbutus' pre-existing 2007 Omnibus Compensation Plan (the “2007 Plan”) was limited to the granting of stock options as equity incentive awards whereas the 2011 Plan also allows for the issuance of tandem stock appreciation rights, restricted stock units and deferred stock units. The 2011 Plan replaced the 2007 Plan. The 2007 Plan will continue to govern the options granted thereunder. No further options will be granted under Arbutus' 2007 Plan, but any 2007 Plan options that are canceled or forfeited will be available for grant under the 2011 Plan. Since the 2011 Plan was approved, Shareholders have approved an additional 4,850,726 Common Shares for issuance under the 2011 Plan.

At the 2016 Annual General and Special Meeting, our Shareholders approved certain amendments to the 2011 Plan. There was an amendment to the 2011 Plan in order for certain awards to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code by including an individual limit of Common Shares that may be issued to any one participant within any one year period to the lesser of: (i) 5% of the total number of outstanding Common Shares of Arbutus on a non-diluted basis and; (ii) 2,500,000 Common Shares (subject to certain adjustment provisions under the 2011 Plan). However, the US Tax Cuts and Jobs Act, which was enacted on December 22, 2017, eliminated the exemption from excise taxes for performance-based compensation over $1.0 million. There were also amendments to address certain administrative matters as follows:

(a)	To change all references from “Tekmira Pharmaceuticals Corporation” to “Arbutus Biopharma Corporation”;

(b)
To restrict, with limited exceptions, the Compensation Committee’s power, without prior Shareholder approval, to effect any re-pricing of any previously granted “underwater” options or tandem stock appreciation rights;

(c)	To clarify the treatment of certain awards subject to Section 409A of the Code; and

(d)	To make certain conforming amendments to the 2011 Plan to reflect the above.

The above is a summary only, and is qualified in its entirety by the full text of the 2011 Plan, as amended.

At the 2016 Annual General and Special Meeting, our Shareholders approved a new 2016 Omnibus Share and Incentive Plan (the "2016 Plan") which provides for the issuance of an additional 5,000,000 Common Shares. The 2016 Plan is filed on EDGAR and is posted on the Company's website at www.arbutusbio.com.

Once all of the shares available under the 2011 Plan were granted we started to grant awards under the 2016 Plan.

Since January 1996, the equivalent of 1,732,655 Common Shares have been issued pursuant to the exercise of options granted under Arbutus' equity compensation plans (which represents approximately 3.1% of the Company’s issued and outstanding Common Shares), and as of March 31, 2018, there were 4,976,619 Common Shares of Arbutus subject to options outstanding under Arbutus' equity compensation plans (which represents approximately 9.0% of the Company’s current issued and outstanding Common Shares). The number of Common Shares of Arbutus remaining available for future grants as at March 31, 2018 was 5,100,853 (which represents approximately 8.7% of the Company’s issued and outstanding Common Shares).

Additionally, Arbutus issued a total of 200,000 options to purchase Common Shares in 2013 to two executive officers of Arbutus in conjunction with their appointments as executive officers of Arbutus. These options were granted in accordance with the policies of the Toronto Stock Exchange and pursuant to newly designated share compensation plans (the “Designated Plans”).  The Designated Plans are governed by substantially the same terms as the 2011 Plan.

Additional Shares Subject to Issue Under Historical Equity Compensation Plans

On May 30, 2008, as a condition of the acquisition of Protiva, the Company reserved 350,457 Common Shares (which represents approximately 0.6% of the Company’s issued and outstanding Common Shares as at March 30, 2018) for the exercise of up to 519,073 Protiva share options (“Protiva Options”). These shares are reserved for the issuance to those Protiva shareholders who did not exercise their Protiva share options and exchange the shares of Protiva issuable on exercise for Common Shares of Arbutus on the closing of the business combination with Protiva. The shares reserved for the Protiva Options are equal to the same number of Common Shares that the Protiva shareholders would have received if they had exercised their options and exchanged the shares for Common Shares. The Protiva Options are not part of Arbutus's 2016, 2011, or 2007 Plans and the Company is not permitted to grant any additional Protiva stock options. The Protiva Options all have a C$0.30 exercise price and will expire on May 1, 2018. As at March 31, 2018 Protiva Options equating to 316,655 Common Shares had been exercised, and Protiva Options equating to 6,795 Common Shares had been canceled, and Protiva Options equating to 27,007 Common Shares remained outstanding.

On March 4, 2015, as a condition of the acquisition of Arbutus Inc., the Company reserved 184,332 Common Shares (which represents approximately 0.3% of the Company’s issued and outstanding Common Shares as at March 31, 2018) for the exercise of up to 183,040 Arbutus Inc. share options (“Arbutus Inc. Options”). The shares reserved are equal to the same number of Common Shares that would have been received had the options been exercised at the time of the merger with Arbutus Inc. The Arbutus Inc. Options are not part of Arbutus’s 2016, 2011 or 2007 Plans and the Company is not permitted to grant any additional Arbutus Inc. stock options. The Arbutus Inc. Options have exercise prices ranging from
US$0.56 to US$0.58 and expire on dates ranging from November 12, 2024 to December 7, 2024. As at March 31 2018, no Arbutus Inc. Options had been exercised and Arbutus Inc. Options equating to 184,332 Common Shares remained outstanding.

Equity Compensation Plan Information

The following table sets out information for Arbutus's equity compensation plans as of the end of fiscal 2017.

Equity compensation plans approved by security holders	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c )
2007, 2011 and 2016 Plans(2) Protiva Options Arbutus Inc. Options	5,337,958 27,007 184,332	$6.36 $0.35 $0.57	5,100,853 - -
Equity compensation plans not approved by security holders
Designated Plans	150,000	$7.27	-
Total	5,699,297		5,100,853

Notes:

(1)
Options granted under the 2007 and 2011 Plans up to March 3, 2015 have a Canadian dollar denominated exercise price. Options granted under the 2011 Plan after March 3, 2015 have a US dollar denominated exercise price. For options with exercise prices denominated in Canadian dollars, in order to calculate a weighted-average exercise price for the purpose of the table, exercise prices have been converted to US dollars using the December 31, 2017 Bank of Canada US dollar/Canadian dollar closing exchange rate of 1.2545.

(2)
The 2016 Plan, which has 5,000,000 shares available for future issuance, will replace the 2011 Plan, which has 100,853 shares available for future issuance, once all of the shares available under the 2011 Plan have been granted. The 2011 Plan will continue to govern the options granted thereunder.

CERTAIN TRANSACTIONS

Except as disclosed below and herein, since January 1, 2017, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last completed fiscal year and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading “Executive Compensation” and other than the transactions described below.

Our Board of Directors has a written policy for reviewing and approving transactions between the Company and its related persons, including directors, director nominees, executive officers, 5% shareholders and their immediate family members and affiliates. Transactions with these related parties will be on terms no less favorable to us than could be obtained from independent third parties, and all such transactions will be reviewed and subject to approval by members of our Audit Committee.

Preferred Share Financing

As described under "Corporate Governance" in this Proxy Statement/Circular and the Special Meeting Proxy dated December 6, 2017, the Company closed a Preferred Share Financing, in two tranches, for total gross proceeds of $116,400,000, with Roivant. Roivant and its Directors are related to Arbutus by virtue of their Common Share ownership and certain of those Directors holding seats on our Board. We formed a Special Committee of independent directors and third party advisers, to ascertain whether it would be in the best interests of the Company to pursue a strategic investment with Roivant, and to provide a recommendation to the Board in that regard. See the Corporate Governance section of this proxy for further description of the Special Committee and refer to the Special Meeting Proxy for a full description of the strategic investment.

LNP Delivery Transaction

On April 11, 2018, the Company and Roivant entered into various agreements to launch Genevant Sciences Ltd. (“Genevant”), a jointly-owned company solely focused on the discovery, development and commercialization of novel RNA-based therapeutics enabled by the Company’s proprietary lipid nanoparticle (“LNP”) and ligand conjugate delivery technologies (“Delivery Technologies”), (the “LNP Delivery Transaction”).

In connection with the formation of Genevant, the Company, Roivant and Genevant entered into a Master Contribution and Share Subscription Agreement (the "Master Agreement"), a Shareholders Agreement, and a Cross License Agreement, each dated April 11, 2018 (collectively, the “Principal Transaction Agreements”).

Under the terms of the Principal Transaction Agreements, among other things:

1.
The Company agreed to license to Genevant certain rights to its Delivery Technologies to enable Genevant to develop products and pursue industry partnerships with a view to building a diverse pipeline of RNA-based therapeutic, apart from HBV applications to which the Company continues to hold exclusive rights. The Company will be entitled to a tiered royalty from Genevant on future sales of products enabled by those delivery platforms;

2.
Roivant owns 22,500,000 common shares of Genevant, and Arbutus contributed the LNP Assets (as defined in the Master Agreement) to Genevant in exchange for 22,500,000 common shares of Genevant. As a result, each of Roivant and Arbutus own 50% of the outstanding common shares of Genevant.

3.
Arbutus granted to Genevant a worldwide, exclusive (unless unavailable, then non-exclusive) and sublicensable license to Arbutus’s intellectual property relating to the Delivery Technologies (subject to certain use and field limitations), and Genevant granted to Arbutus a worldwide exclusive and sublicensable license to any intellectual property that is owned or licensed by Genevant for use by Arbutus in the field of HBV.

4.
Roivant agreed to contribute $37.5 million in transaction-related seed capital for Genevant. Roivant contributed an initial $22.5 million in funding to operate Genevant, with Roivant and Arbutus each receiving 50% ownership of Genevant. Roivant has an obligation to contribute a second tranche of funding of $15 million (at a predetermined, stepped-up, valuation) to be provided based on certain triggering criteria, but no later than 18 months from April 11, 2018.

See the Company’s Current Report on Form 8-K report dated April 12, 2018 for further details. This Current Report will be provided, without charge, to each person to whom this Proxy Statement/Circular is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, at no cost upon written request to the Corporate Secretary, 100-8900 Glenlyon Parkway Burnaby, British Columbia V5J 5J8, 604-419-3200.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% Shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2017, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our Common Shares met the filing requirements on a timely basis.

INDEPENDENT AUDITOR

Fees Billed by Independent Auditor

The aggregate fees billed for professional services rendered by KPMG for the fiscal years ended December 31, 2017 and December 31, 2016 are as follows:

	Fiscal 2017 (4)	Fiscal 2016 (5)
Audit fees (1)	$279,615	$317,898
Audit-related fees (2)	—	19,697
Tax fees (3)	105,778	8,907
All other fees	—	—
Total fees	$385,393	$346,502

(1)	Annual audit, quarterly reviews, and review of prospectus.

(2)	Assistance with response to SEC comment letter.

(3)	Tax compliance and tax advisory services.

(4)	Where fees were billed in Canadian dollars, they have been converted to US dollars at the Bank of Canada average rate for 2017 of 1.30 Canadian dollars to every US dollar.

(5)	Where fees were billed in Canadian dollars, they have been converted to US dollars at the Bank of Canada average rate for 2016 of 1.32 Canadian dollars to every US dollar.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditor before it is engaged to render these services.  The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management.  The Audit Committee may delegate its authority to pre-approve services to one or more Committee members, provided that the designees present the pre-approvals to the full Committee at the next Committee meeting.  In 2017, all audit and non-audit services performed by our independent auditor were pre-approved by our Audit Committee to assure that such services do not impair the auditor's independence from us.

Attendance at Annual General Meeting

Representatives from KPMG are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as well as the matters required to be discussed by Auditing Standard No. 1301 as adopted by the Public Company Accounting Oversight Board. The Audit Committee also has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted,

AUDIT COMMITTEE

Richard Henriques (Chair)
Daniel Burgess
Herbert Conrad

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The size of the Board of Directors of the Company has been fixed at seven. The term of office of each of the current Directors will end immediately before the election of Directors at the Meeting. Unless the Director’s office is earlier vacated in accordance with the provisions of the Business Corporations Act (British Columbia) and the Articles of Arbutus, each Director elected will hold office until immediately before the election of new Directors at the next annual general meeting of Arbutus and, if no Director is then elected, until a qualified successor is duly elected or appointed.

Upon the recommendation of our Nominating and Governance Committee, the Board has nominated the following individuals to serve until the 2019 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified: Vivek Ramaswamy, Mark Murray, Daniel Burgess, Herbert Conrad, Richard Henriques, Keith Manchester and William Symonds. Mr. Burgess, who was recommended by an independent search agency, was appointed to the Board effective March 23, 2017. Shareholders may also nominate individuals for election to the Board in accordance with our Articles and the Business Corporations Act (British Columbia), as more fully described below under “Corporate Governance - Director Nominations”.

We are not aware that any of our nominees will be unable or unwilling to serve as a Director of Arbutus; however, should we become aware of such an occurrence before the election of Directors takes place at the Meeting, if the persons named in the accompanying proxy are appointed as proxyholders, it is intended that the discretionary power granted under such proxy will be used by the proxyholders to vote in their discretion for a substitute nominee or nominees.

Under our Majority Voting Policy each Director nominee must receive more “For” votes than “Withhold” votes in order for their appointment to be immediately approved. Our Majority Voting Policy is more fully described below under “Corporate Governance - Director Election and Majority Voting Policy”.

Unless directed otherwise by a Shareholder, or such authority is withheld, the individuals named in the accompanying proxy intend to vote the Common Shares for which either of them is appointed proxyholder “FOR” each Director nominee whose name is set forth herein.

The Board of Arbutus recommends that the Shareholders vote FOR the election of the Director nominees.

PROPOSAL NO. 2 – RATIFICATION OF AUDITOR

Management requests that the Shareholders ratify the appointment of KPMG LLP, P.O. Box 10426, 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K3 as independent auditor for the fiscal year ended December 31, 2018. KPMG LLP has been auditor of Arbutus since April 2007.

For more information on the engagement of our independent auditor, see "Independent Auditor."

The Board of Arbutus recommends that the Shareholders vote FOR the ratification of the appointment of KPMG LLP as independent auditor of Arbutus for the year-ended December 31, 2018.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables Shareholders to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement/Circular in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our success, and thereby increase Shareholder value. We believe that our executive compensation program satisfies this goal, has supported and contributed to our recent and long-term success and is strongly aligned with the long-term interests of our Shareholders. We urge Shareholders to read the section titled “Executive Compensation” in this Proxy Statement/Circular for additional details about our executive compensation programs, including information about the compensation of our Named Executive Officers in fiscal 2017.

We are asking Shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers, as described in this Proxy Statement/Circular. This Proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement/Circular. Accordingly, we will ask Shareholders to vote FOR the following resolution at the Meeting:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION THAT: that the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved on an advisory basis.”

This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our Shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement/Circular, we will review and consider the results of this advisory vote in future compensation deliberations.

Under the rules of the Nasdaq, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this Proposal if you want your broker to vote your shares on this Proposal.

The affirmative advisory vote of the holders of a majority of the Common Shares present or represented and entitled to vote at the Meeting is being sought to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement/Circular.

The Board of Arbutus recommends that the Shareholders vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement/Circular.

OTHER BUSINESS

If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the shares represented by the proxies appointing them on such matters in accordance with the recommendation of the Board, and the authority to do so is included in the proxy.

As of the date of this Proxy Statement/Circular, the Board knows of no other matters which are likely to come before the Meeting.
ADDITIONAL INFORMATION

The Related Party Transactions

Our Board of Directors has a written policy for reviewing and approving transactions between the Company and its related persons, including directors, director nominees, executive officers, 5% shareholders and their immediate family members and affiliates. Transactions with these related parties will be on terms no less favorable to us than could be obtained from independent third parties, and all such transactions will be reviewed and subject to approval by members of our Audit
Committee.

Preferred Share Financing

The Preferred Share Financing constitutes a related party transaction as (i) Roivant is a “related party” of the Company by having beneficial ownership or control of more than 10% of the voting rights attached to all of the Company’s outstanding securities; and (ii) the Preferred Share Financing involves the issuance of the Company’s securities to Roivant.

LNP Delivery Transaction

The LNP Delivery Transaction constitutes a related party transaction as Roivant is a “related party” of the Company by having beneficial ownership or control of more than 10% of the voting rights attached to all of the Company’s outstanding securities.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Excluding the Preferred Shares, Roivant is the beneficial owner of 29.1% of Arbutus’ issued and outstanding Common Shares. Assuming no changes to the capital structure of the Company, following the conversion of the 500,000 Preferred Shares issued in connection with the First Tranche into Underlying Common Shares, Roivant would own 39.8% of the Company’s issued and outstanding Common Shares. Chairman Vivek Ramaswamy and directors Keith Manchester and William Symonds were nominated by Roivant to serve on the Board pursuant to the Governance Agreement dated January 11, 2015, between Arbutus and Roivant. As of the date hereof, Mr. Ramaswamy is the Chief Executive Officer and a director of Roivant, Mr. Manchester is a director of Roivant and Mr. Symonds is Roivant's Chief Development Officer. In addition, Messrs. Ramaswamy and Symonds own shares of Roivant. The foregoing disclosure in this paragraph is based upon information supplied by the named directors and executive officers.

The Board established the Special Committee, comprised of Richard Henriques (Chair), Daniel Burgess, and Herbert Conrad, each of whom is an independent director, to review the Preferred Share Financing and provide a recommendation to the full Board. For full details of the Preferred Share Financing, see our Proxy Statement/Circular filed on December 6, 2017.

In March 2018, the Board established a new Special Committee, comprised of Daniel Burgess (Chair), Richard Henriques, and Herbert Conrad, each of whom is an independent director, to review the LNP Delivery Transaction and provide a recommendation to the full Board. See “Certain Transactions” above for further detail.

Interests of Informed Persons in Material Transactions

Roivant is an “informed person” (as defined in National Instrument 51-102 - Continuous Disclosure Obligations) as a result of beneficially owning more than 10% of the voting rights attached to Arbutus’ issued and outstanding Common Shares. Chairman Vivek Ramaswamy and directors Keith Manchester and William Symonds were nominated by Roivant to serve on the Board pursuant to the Governance Agreement dated January 11, 2015, between Arbutus and Roivant. As of the date hereof, Mr. Ramaswamy is the Chief Executive Officer and a director of Roivant, Mr. Manchester is a director of Roivant and Mr. Symonds is Roivant's Chief Development Officer. In addition, Messrs. Ramaswamy and Symonds own shares of Roivant. Each of Messrs. Ramaswamy, Manchester, and Symonds is an “informed person” (as defined in National Instrument 51-102 - Continuous Disclosure Obligations) of the Company by virtue of being a director of the Company.

Roivant and Mr. Ramaswamy have a material interest in the Preferred Share Financing and the Preferred Share Financing would materially affect the Company. For full details of the material terms of the Preferred Share Financing and Roivant’s and Mr. Ramaswamy’s interests therein, see our Proxy Statement/Circular filed on December 6, 2017.

Roivant and Mr. Ramaswamy have a material interest in the LNP Delivery Transaction and the LNP Delivery Transaction would materially affect the Company. The material terms of the LNP Delivery Transaction and Roivant’s and Mr. Ramaswamy’s interests therein are described under the heading “LNP Delivery Transaction”.

The address of Roivant and Mr. Ramaswamy is Suite 1, 3rd Floor, 11-12 St. James's Square, London, SW1Y 4LB, United Kingdom. The foregoing disclosure in this paragraph is based upon information supplied by the named directors and executive officers.

To the Company’s knowledge, no “informed person” (as defined in National Instrument 51-102 - Continuous Disclosure Obligations) or any associate or affiliate of any such informed person had any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries since the beginning of the most recently completed financial year, other than as set out herein.

Management Contracts

There are no management functions of the Company which are performed by an individual or company other than the directors or executive officers of the Company or a subsidiary.

Additional Information

Additional information relating to Arbutus, including Arbutus' most current Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the comparative consolidated financial statements of Arbutus for the fiscal year ended December 31, 2017, together with the report of the independent auditor thereon and management’s discussion and analysis of Arbutus' financial condition and results of operations for fiscal 2017 which provide financial information concerning Arbutus can be found on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com or on the website of the SEC at www.sec.gov. Copies of those documents, as well as any additional copies of this Proxy Statement/Circular, are available at no cost upon written request to the Corporate Secretary, 100-8900 Glenlyon Parkway Burnaby, British Columbia V5J 5J8. Additionally, the reports and other information filed by us with the SEC can be inspected on the SEC’s website at www.sec.gov and such information can also be inspected and copies ordered at the public reference facilities maintained by the SEC at the following location: 100 F Street NE, Washington, D.C. 20549.

SHAREHOLDER PROPOSALS

Shareholders may present proposals for action at a future meeting if they comply with SEC rules, the BCBCA and other applicable laws;

Pursuant to Rule 14a-8 under the Exchange Act, and Division 7 of the BCBCA, some Shareholder proposals may be eligible for inclusion in the Proxy Statement/Circular for our 2019 Annual General Meeting of Shareholders (the “2019 Annual Meeting”). Eligibility requirements are described in greater detail under “How can I make a Shareholder proposal for the 2018 Annual General Meeting?”

These Shareholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2) of the Exchange Act, must be received by us not later than December 26, 2018, which is 120 calendar days prior to the anniversary date of the mailing of notice of this Proxy Statement/Circular. Shareholders are also advised to review our Articles which contain additional advance notice requirements, including requirements with respect to director nominations.

The proxies to be solicited by us through our Board for our 2019 Annual Meeting will confer discretionary authority on the proxyholders to vote on any Shareholder proposal presented at that Meeting, unless we receive details of such Shareholder’s proposal not later than March 11, 2019, which is 45 days prior to the anniversary date of the mailing of notice of this Proxy Statement/Circular.

Shareholder proposals must be in writing and should be addressed to Arbutus Biopharma Corporation, Attention: Corporate Secretary, 100-8900 Glenlyon Parkway Burnaby, British Columbia V5J 5J8.  It is recommended that Shareholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Articles and conditions established by the SEC.

We have not been notified by any Shareholder of his or her intent to present a Shareholder proposal from the floor at this year’s Meeting. The enclosed proxy grants the proxyholders discretionary authority to vote on any matter properly brought before this year’s Meeting.

SOLICITATION OF PROXIES

We pay for preparing, printing and mailing this Proxy Statement/Circular. Our Directors, executive officers and employees may, without additional compensation, solicit proxies in person or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our Beneficial Shareholders.

APPROVAL OF MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT

The contents and mailing to Shareholders of this Proxy Statement/Circular have been approved by the Board. The proxy statement filed on December 6, 2017 and the Current Report on Form 8-K filed on April 12, 2018 are hereby incorporated by reference to the extent noted in this Proxy Statement/Circular.

/s/ Vivek Ramaswamy
Vivek Ramaswamy, Chairman of the Board
Vancouver, British Columbia

April 25, 2018

EXHIBIT A

MANDATE OF THE BOARD OF DIRECTORS

This Mandate of the Board of Directors (the “Board”) of Arbutus Biopharma Corporation (the “Company”) outlines the responsibilities of the Company’s Board, and identifies the personal and professional conduct expected of its directors.

GENERAL BOARD RESPONSIBILITIES

It is the responsibility of the Board to oversee the direction and management of the Company in accordance with the Company’s Articles, the Business Corporations Act (British Columbia) (the “BCBCA”), and the applicable requirements of such securities exchange or quotation system or regulatory agency as may from time to time apply to the Company, the rules and regulations of the United States Securities and Exchange Commission, and the rules and regulations of the Canadian provincial and federal securities regulatory authorities, in all cases as may be modified or supplemented (collectively referred to herein as the “Rules”), while adhering to the highest ethical standards. Specific tasks and actions of the Board in fulfilling these general responsibilities are as follows:

Strategic Planning & Budgets

•
Meet at least annually to review the Company’s strategic business plan proposed by management, which takes into account, among other things, the opportunities and risks of the Company’s business, and includes a statement of the Company’s vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate.

•	Review the Company’s corporate objectives, financial plans and budgets proposed by management and adopt the same with such changes as the Board deems appropriate.

•	In connection with such reviews, the Board shall seek to provide a balance of long-term versus short-term orientation towards the Company’s vision, mission and values.

Review of Corporate Performance

•	Review the Company’s performance against strategic plans, corporate objectives, financial plans and budgets.

Chair of the Board

•	Appoint a Chair of the Board and review annually the Position Description for the Chairman.

Lead Director

•
If the Chair of the Board is not independent under the Rules, consider, if determined appropriate, appointing a Lead Director and, if applicable, prepare and review annually the Position Description for the Lead Director.

Executive Officers

•	Approve the hiring of executive officers.

•
Evaluate the integrity of the Chief Executive Officer and other executive officers, and direct the Chief Executive Officer and other executive officers to promote a culture of integrity throughout the Company.

•	Establish, and review annually, the Position Description for the Chief Executive Officer, and the job descriptions for the executive officers, as deemed necessary.

•	Evaluate executive officers’ performance and replace executive officers where necessary.

•	Consider succession planning and the appointment, training and monitoring of executive officers, including any recommendations from the Corporate Governance and Nominating Committee.

•	Confirm with management that all executive officers have current employment, non-competition and confidentiality agreements.

•	Review major Company organizational and staffing issues.

Corporate Disclosure

•	Review annually the Company’s Corporate Disclosure Policy and evaluate Company compliance with the policy, including general communications with analysts, investors and other key stakeholders.

Systems Integrity

•	Confirm with the Audit Committee that it has reviewed and discussed the adequacy of the Company’s internal financial reporting controls and management information systems.

•
Review, adopt and confirm distribution to appropriate personnel of the Company’s Code of Business Conduct for Directors, Officers and Employees and other governing policies, as applicable. Review and evaluate, as deemed necessary, whether the Company and its executive officers conduct themselves in an ethical manner and in compliance with the applicable Rules, audit and accounting principles and the Company’s own governing policies.

•	Provide for free and full access by the Board to management regarding all matters of compliance and performance.

Material Transactions

•	Review and approve any material transactions outside of the corporate budget.

BOARD STRUCTURE AND FUNCTION

Composition of the Board of Directors and Independence

•	Ensure that the majority of directors are independent pursuant to the Rules.

Annual Disclosure of Director Independence

•	Publicly disclose in the Company’s annual proxy statement, information circular or other regulatory filing conclusions as to the independence of the directors as required by the Rules.

Meetings of Independent Directors

•	Ensure that independent directors (as determined under the Rules) have regularly scheduled meetings at which only independent directors are present.

Board Assessment

•	Review and discuss the Corporate Governance and Nominating Committee’s annual assessment of the performance of the Board, including Board committees.

•
Outside Advisors for Directors

•	Ensure that the Board and each committee of the Board are permitted to engage outside advisors at the Company’s expense as they deem appropriate.

Director Succession

•	Ensure, as deemed appropriate, that there is a succession plan for directors.

Compensation of Non-Employee Directors

•	Annually review and approve the compensation to be paid to independent directors as recommended by the Compensation Committee.

Review of Board Materials, Attendance at Meetings, etc.

•
Advise Board members to review available Board meeting materials in advance, attend an appropriate number of Board meetings and committee meetings, as applicable, and devote the necessary time and attention to effectively carry out the Board’s responsibilities.

Perform other Functions Prescribed by the Articles, the BCBCA and the Rules

•	Perform such other functions as prescribed by the Company’s Articles, the BCBCA and the Rules.

Audit Committee

•	Delegate general responsibility to the Audit Committee those matters outlined in the Charter of the Audit Committee, which may include, among other things:

◦
overseeing and evaluating the performance, and assessing the qualifications, of the Company’s independent auditors and recommending to the Board the nomination and if applicable, the replacement of, and compensation to be paid to, the independent auditors for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services;

◦
subject to the appointment of the independent auditors by the Company’s Shareholders, determining and approving the engagement of, prior to the commencement of such engagement, and compensation to be paid to, the independent auditors to perform all proposed audit, review or attest services;

◦
determining and approving the engagement of, prior to the commencement of such engagement, and compensation to be paid to, the independent auditors to perform any proposed permissible non-audit services;

◦
reviewing the Company’s financial statements and management’s discussion and analysis of financial condition and results of operations and recommending to the Board whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board;

◦
reviewing and discussing with management, the Board and the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management and any certain and specific risks to the Company, and ensuring the implementation of appropriate systems to manage such risks, and the Audit Committee shall have the authority to delegate such responsibilities to another committee of the Board;

◦	conferring with the independent auditors and with management regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect;

◦
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and reviewing such procedures annually;

◦
reviewing and discussing with the independent auditors and management any legal matters, tax assessments, and any other matters which raise material issues regarding the Company’s financial statements or accounting policies and the manner in which these matters have been disclosed in the Company’s public filings;

all as more specifically set out in the Charter of the Audit Committee.

•	Appoint Board members to fill any vacancy in the Audit Committee.

•	Ensure that all members of the Audit Committee are:

◦	independent under the Rules;

◦
financially literate such that he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements; and

◦	compliant with any other requirements under the Rules.

•	Promote that, whenever possible, the Audit Committee have one member who is an audit committee financial expert as is currently defined under the Rules.

•	Review annually the Charter of the Audit Committee and suggest changes to its charter as the committee deems appropriate for consideration by the Board.

Executive Compensation and Human Resources Committee

•
Delegate general responsibility to the Executive Compensation and Human Resources Committee (the “Compensation Committee”) those matters outlined in the Charter of the Executive Compensation and Human Resources Committee, which may include, among other things:

◦
reviewing and recommending to the Board the salary, bonus, equity compensation and any other compensation and terms of employment of the Company’s Chief Executive Officer, with consideration given to the corporate goals and objectives of the Company relevant thereto;

◦
reviewing and recommending to the Board the salary levels, bonus plans and structures and payments thereunder and other forms of compensation policies, plans and programs for other executive officers of the Company;

◦	reviewing and recommending to the Board the Company’s overall compensation plans and structure, including without limitation incentive-compensation and equity-based plans;

◦	reviewing and recommending to the Board the compensation to be paid to independent Board members, including any retainer, Committee and Committee chair fees and/or equity compensation;

◦	overseeing an evaluation of management succession planning;

all as more specifically set out in the Charter of the Compensation Committee.

•	Appoint Board members to fill any vacancy in the Compensation Committee.

•	Ensure that all members of the Compensation Committee are independent under the Rules.

•	Review annually the Charter of the Executive Compensation and Human Resources Committee and suggest changes to its charter as the committee deems appropriate for consideration by the Board.

Corporate Governance and Nominating Committee

•
Delegate general responsibility to the Corporate Governance and Nominating Committee those matters outlined in the Charter of the Corporate Governance and Nominating Committee, which may include, among other things:

◦	establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board;

◦	reviewing and assessing the performance of the Board, including Board committees, seeking input from management, the Board and others;

◦	providing continuing education opportunities for Board members;

◦	the annual evaluation of the Board;

◦	developing and periodically reviewing a set of corporate governance principles for the Company;

all as more specifically set out in the Charter of the Corporate Governance and Nominating Committee.

•	Appoint Board members to fill any vacancy in the Corporate Governance and Nominating Committee.

•	Ensure that all members of the Corporate Governance and Nominating Committee are independent under the Rules.

•	Review annually the Charter of the Corporate Governance and Nominating Committee and suggest changes to its charter as the committee deems appropriate for consideration by the Board.

Amendments to this Mandate of the Board of Directors

•	Annually review this Mandate and propose amendments to be ratified by the Board.

PERSONAL AND PROFESSIONAL CHARACTERISTICS OF BOARD MEMBERS

The following characteristics and traits outline the framework for the recruitment and selection of Board nominees:

Leadership and Experience

•	Nominees must demonstrate exceptional leadership traits and a high level of achievement in their personal and professional lives that reflects high standards of personal and professional conduct.

Contribution

•	Nominees must demonstrate their capacity to contribute the requisite skills, resources and time necessary to effectively fulfill their duties as a Board member.

Conduct and Accountability

•	Nominees must demonstrate the highest ethical standards and conduct in their personal and professional lives, and make and be accountable for their decisions in their capacity as Board members.

Judgment

•	Nominees must demonstrate a capacity to provide sound advice on a broad range of industry and community issues.

•	Nominees must have or develop a broad knowledge base of the Company’s industry in order to understand the basis from which corporate strategies are developed and business plans produced.

•	Nominees must be able to provide a mature and useful perspective as to the business plan, strategy, risks and objectives of the Company.

Teamwork

•	Nominees must demonstrate that they will put Board and Company performance ahead of individual achievements.

Communication

•	Nominees must demonstrate a willingness to listen as well as to communicate their opinions openly and in a respectful manner.

EXHIBIT B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.Purpose
The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Arbutus Biopharma Corporation (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the Company’s corporate accounting, financial reporting practices and audits of financial statements, (ii) the Company’s systems of internal accounting and financial controls; (iii) the quality and integrity of the Company’s financial statements and reports; and (iv) the qualifications, independence and performance of any firm or firms of certified public accountants or independent chartered accountants engaged as the Company’s independent outside auditors (the “Auditors”).
II.Composition and Meetings
A.Composition. The Committee shall consist of at least three members of the Board, all of whom shall be non-executive directors of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a member of the Committee. Each member shall meet the independence and financial literacy and experience requirements of all applicable laws and of the NASDAQ Global Market and similar requirements of such other securities exchange or quotation system or regulatory agency as may from time to time apply to the Company, including the Toronto Stock Exchange, the rules and regulations of the United States Securities and Exchange Commission (“SEC”), the rules and regulations of the Canadian provincial and federal securities regulatory, in all cases as may be modified or supplemented (collectively, the “Rules”), subject to any exceptions or exemptions permitted by the Rules. Each member shall meet such other qualifications for membership on an audit committee as are established from time to time by the Rules. At least one member shall, unless the Board determines otherwise, be an audit committee financial expert as defined by the rules of the SEC. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s Chair shall be designated by the Board, or if it does not do so, the Committee members shall elect a Chair by vote of a majority of the full Committee.
B.Meetings. The Committee will hold at least four regular meetings per year and additional meetings as the Committee deems appropriate. Meetings will be conducted, in whole or in part, without the presence of members of management. Meetings may be called by the Chair of the Committee or the Chair of the Board. Meetings may also be convened at the request of the Auditors where, as determined by the Auditors, certain matters should be brought to the attention of the Committee, the Board or the Company’s shareholders.
III.Minutes and Reports
Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chair of the Committee will report to the Board from time to time, or whenever so requested by the Board.
I.Authority
The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder.
The Committee shall have authority to retain, and set and pay the compensation for, at the Company’s expense, advice and assistance from internal and external legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary or appropriate for the Committee to carry out its duties, as determined by the Committee, for payment of (i)

compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Committee; and (iii) ordinary administrative expenses of the Committee. SEC Rule 10A-3 The Committee shall recommend to the Board for its approval expenditures for external resources that are expected to be material and outside the ordinary course of the Committee’s practices.
The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.
IV.Responsibilities
The operation of the Committee shall be subject to and in compliance with the provisions of the articles of the Company and the Rules, each as in effect from time to time, subject to any permitted exceptions or exemptions thereunder. Any action by the Board with respect to any of the matters set forth below shall not be deemed to limit or restrict the authority of the Committee to act under this Charter, unless the Board specifically limits such authority.
The Auditors shall report directly to the Committee. The Committee shall oversee the Company’s financial reporting process on behalf of the Board.
To implement the Committee’s purpose, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following duties and responsibilities. The Committee may supplement and, except as otherwise required by the Rules, deviate from these activities as appropriate under the circumstances:

1.
Oversight, Evaluation and Recommendation to the Board. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Auditors engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company. The Committee shall evaluate the performance of the Auditors, assess their qualifications (including their internal quality-control procedures and any material issues raised by the Auditor’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and recommend to the Board: (a) the Auditors to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company; (b) replacement of the Auditors, if necessary, as so determined by the Committee; and (c) the compensation of the Auditor.

2.
Approval of Audit Engagements. Subject to applicable corporate law as to the appointment formalities of the Company’s Auditors, the Committee shall determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, and the compensation to be paid to the Auditors, which approval may be pursuant to pre-approval policies and procedures, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

3.
Approval of Non-Audit Services. The Committee shall determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions or exemptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with the Rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

4.	Audit Partner Rotation. The Committee shall monitor and ensure the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules.

5.
Hiring Practices. The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former Auditors. The Committee shall ensure that no individual who is, or in the past 12 months has been, affiliated with or employed by a present or former

Auditor or an affiliate, is hired by the Company as a senior officer until at least 12 months after the end of either the affiliation or the auditing relationship.

6.
Auditor Conflicts. At least annually, the Committee shall receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, shall consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and shall assess and otherwise take appropriate action to oversee the independence of the Auditors. In particular, the Committee shall receive at least annually the written disclosure and letter from the Auditors required under applicable auditor rules regarding the Auditors’ communications with the Committee regarding independence, and shall discuss the independence of the Auditors with the Auditors. Item 407(d) of Regulation S-K

7.
Audited Financial Statement Review. The Committee shall review, upon completion of the audit, the Company’s financial statements, including the related notes and the management’s discussion and analysis of financial condition and results of operations, prior to the same being publicly disclosed, and shall recommend whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board and whether the financial statements should be included in the Company’s annual report.

8.
Annual Audit Results. The Committee shall discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under promulgated auditing standards.

9.
Quarterly Results. The Committee shall discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, including the related notes and the management’s discussion and analysis of financial condition and results of operations prior to the same being filed with applicable regulatory authorities, any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under promulgated auditing standards and shall recommend whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board or, if such power is delegated by the Board, approve such quarterly financial statements on behalf of the Board.

10.	Annual and Interim Financial Press Releases. The Committee shall review with management annual and interim financial press releases before the Company publicly discloses this information.

11.
Financial Information Extracted From Financial Statements. The Committee shall ensure that adequate procedures are in place for review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements (for clarity, financial information other than the Company’s financial statements and management’s discussion and analysis of financial condition and results of operations referred to in Section 7 and annual and interim earnings press releases referred to in Section 10) and the Committee shall periodically assess the adequacy of those procedures.

12.
Accounting Principles and Policies. The Committee shall review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including, without limitation, quarterly reports from the Auditors on: (a) critical accounting policies and practices to be used; (b) all alternative treatments of financial information within United States GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditors; (c) other material written communications between the Auditors and management, such as any management letter or schedule of unadjusted differences; and (d) other material items discussed with management and any other significant reporting issues and judgments. SEC Rule 10A-3, Section 10A(k) of the Securities Exchange Act.

13.
Management Cooperation with Audit. The Committee shall review and discuss with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 114 relating to the conduct of the audit, including any significant difficulties encountered in the course of the audit work, any restrictions on the scope of their activities or access to requested records, data and information, significant disagreements with management, and management’s response, if any. Item 407(d) of Regulation S-K

14.
Management Letters. The Committee shall review with the Auditors and, if appropriate, management, any management or internal control letters issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

15.
Disagreements Between Auditors and Management. The Committee shall review with the Auditors and management, and shall be directly responsible for the resolution of, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.

16.
Internal Financial Reporting Controls. The Committee shall confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies. The Committee shall review with the Auditors and with the management of the Company the progress and findings of their efforts related to any documentation, assessment and testing of internal financial reporting controls required to comply with the Rules, including, without limitation, Section 404 of the Sarbanes-Oxley Act of 2002.

17.
Separate Sessions. At least once each fiscal quarter, the Committee shall meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

18.
Complaint Procedures. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures shall be reviewed annually by the Committee and any suggested changes shall be submitted to the Board for its approval.

19.
Regulatory and Accounting Initiatives. The Committee shall review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

20.
Material Issues Regarding Financial Statements or Accounting Policies. The Committee shall review with the Auditors and management any legal matters, tax assessments, correspondence with regulators or Governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and the manner in which these matters have been disclosed in public filings, if applicable.

21.
Correction of Financial Statements. The Committee shall review with Auditors and management management’s process for identifying, communicating and correcting misstatements, understanding management tolerance for unadjusted misstatements, and assess the effect of corrected and uncorrected misstatements, if any, on the Company’s financial statements.

22.
Officer’s Certifications Regarding Financial Statements. The Committee shall receive and review the Chief Executive Officer and Chief Financial Officer certifications of quarterly and annual financial statements.

23.
Related Party Transactions. The Committee shall review, oversee and approve, in advance, related-party transactions and review other issues arising under the Company’s Code of Business Conduct for Directors, Officers and Employees or similar policies.

24.
Investigations. The Committee shall investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

25.	Legal Matters. The Committee shall review with the Company’s external counsel and/or internal legal personnel any legal matters that may have a material impact on the Company’s financial statements, compliance policies or internal accounting or financial reporting controls and shall review any material reports or inquiries received from securities regulatory authorities, any securities exchange or quotation system or any other governmental agency.

26.
Code of Business Conduct. The Committee shall ensure that the Company has a published code of business conduct that covers financial matters, and shall monitor the application of the code of business conduct. Any waivers from the code of business conduct that are granted for the benefit of the Company’s Board members or executive officers should be granted by the Board or the Committee only.

27.
Proxy Report. The Committee shall prepare any report or other disclosure required by the Rules to be prepared by it and included in the Company’s annual proxy statement, information circular or other regulatory filing.

28.
Charter. The Committee shall review, discuss and assess annually its own performance and the adequacy of this Charter, as well as the Committee’s role and responsibilities as outlined in this Charter. The Committee shall submit any suggested changes to the Board for its approval.

29.
Report to Board. The Committee shall report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

30.
Investment Risk Assessment and Management. The Committee shall review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to investment risk assessment and management, including the Company’s major financial risk exposures, the Company’s investment and hedging policies, and the steps taken by management to monitor and control these exposures.

31.
Reports on Illegal Acts. The Committee shall at least annually ensure that it has received any required information and reports from the Auditors with respect to illegal acts detected by the Auditors or to which the Auditors became aware. Section 10A(b) of the Securities Exchange Act of 1934

32.	Other Responsibilities. The Committee shall perform such other functions as may be assigned to the Committee by law, by the Company’s articles or bylaws or by the Board.

33.	General Authority. The Committee shall perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the forgoing.
It shall be management’s responsibility to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. It is not the duty of the Committee to (1) plan or conduct audits; (2) determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; or (3) to assure compliance with laws and regulations and the Company’s policies generally. Furthermore, it is the responsibility of the Chief Executive Officer, Chief Financial Officer and other senior management to avoid and minimize the Company’s exposure to risk, and while the Committee is responsible for reviewing with management the guidelines and policies to govern the process by which risk assessment and management is undertaken, the Committee is not the sole body responsible. The Auditors shall be accountable to the Committee as representatives of the shareholders.

PROXY
ANNUAL GENERAL MEETING OF SHAREHOLDERS (the “Meeting”) OF ARBUTUS BIOPHARMA CORPORATION (the “Company” or “Arbutus”)
TO BE HELD AT 100-8900 Glenlyon Parkway, Burnaby, British Columbia on Wednesday, May 23, 2018 at 2:00 pm (Pacific Time)

The undersigned shareholder of the Company hereby appoints, Dr. Mark J. Murray, President and Chief Executive Officer of the Company, or failing him, Koert VandenEnden, Interim Chief Financial Officer of the Company, or in the place of the foregoing, _____________________________ as proxyholder for and on behalf of the undersigned shareholder with the power of substitution to attend, act and vote for and on behalf of the undersigned shareholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the said Meeting, or any adjournment thereof.
The undersigned shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned shareholder as specified herein.
In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting or any adjournments or postponements thereof.

The undersigned shareholder hereby revokes any Proxy previously given to attend and vote at said Meeting.

SIGN HERE: _______________________________________
Please Print Name: _______________________________________
Date: _______________________________________

THIS PROXY IS NOT VALID UNLESS IT IS SIGNED. IF THIS PROXY IS NOT DATED, IT WILL BE DEEMED TO BE DATED SEVEN CALENDAR DAYS AFTER THE DATE ON WHICH IT WAS MAILED TO YOU, THE REGISTERED SHAREHOLDER. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

Resolutions (For full details of each item, please see the enclosed Notice of Annual Meeting and Management Proxy Circular/Proxy Statement (the “Proxy Statement/Circular”)). Please indicate your proposal selection by placing an “X” in the appropriate space with blue or black ink only.

                                                                                                                    For                       Withhold
1. Election of Directors:
            To elect as a Director, Mr. Vivek Ramaswamy ___________ ___________
            To elect as a Director, Dr. Mark J. Murray ___________ ___________
            To elect as a Director, Mr. Daniel D. Burgess ___________ ___________
            To elect as a Director, Mr. Herbert J. Conrad ___________ ___________
            To elect as a Director, Mr. Richard C. Henriques ___________ ___________
            To elect as a Director, Dr. Keith Manchester ___________ ___________
            To elect as a Director, Dr. William T. Symonds ___________ ___________

                                                                                                                     For              Against          Abstain

2. To ratify the appointment of KPMG LLP as _______ ________ ________
independent auditor for the fiscal year ended December 31, 2018

3. To approve the compensation of the Named Executive ________ _________ _________
          Officers as disclosed in this Proxy Statement/Circular (advisory vote)

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Board of Directors of the Company.

2.	If you are a registered shareholder and you wish to attend the Meeting to vote on the proposals in person, please register your attendance with the Company’s scrutineers at the Meeting.

3.
If you cannot attend the Meeting but wish to vote on the proposals, you have the right to appoint a person or company other than the designees of management named herein, who need not be a shareholder of the Company, to vote according to your instructions. To appoint someone other than the designees of management named, please insert your appointed proxyholder’s name in the space provided, sign and date and return the Proxy. Where you do not specify a choice on a proposal shown on the Proxy, this Proxy confers discretionary authority upon your appointed proxyholder.

4.
If you cannot attend the Meeting but wish to vote on the proposals and to appoint one of the management appointees named, please leave the wording appointing a nominee as shown, sign and date and return the Proxy. Where you do not specify a choice on a proposal shown on the Proxy, a nominee of management acting as proxyholder will vote the securities as if you had specified an affirmative vote.

5.
The securities represented by this Proxy will be voted or withheld from voting in accordance with your instructions on any ballot of a proposal that may be called for and, if you specify a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the proposals shown on the Proxy, or any other matters which may properly come before the Meeting, the securities will be voted by the appointed nominee as he or she in their sole discretion sees fit.

6.
If you vote on the proposals and return your Proxy, you may still attend the Meeting and vote in person should you later decide to do so. If you are a registered shareholder and you wish to revoke your Proxy, you may do so by depositing a letter to that effect and delivering it to AST Trust Company (Canada) PO Box 721, Agincourt, ON M1S 0A1, or by hand to 1600-1066 West Hastings St., Vancouver, BC V6E 3X1 (hand delivery), or to the address of the registered office of Arbutus at Farris, Vaughan, Wills & Murphy LLP, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3, attention: R. Hector MacKay-Dunn, Q.C., at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting before any vote in respect of which the proxy has been taken.

7.
In order to be entitled to vote or to have its shares voted at the Meeting, a shareholder which is a corporation (a “Corporate Shareholder”) must either (a) attach a certified copy of the directors’ resolution authorizing a representative to attend the Meeting on the Corporate Shareholder’s behalf, or (b) attach a certified copy of the directors’ resolution authorizing the completion and delivery of the Proxy.

To be represented at the Meeting, this Proxy must be received at the office of AST Trust Company (Canada): PO Box 721, Agincourt, ON M1S 0A1 (mail) or 1600-1066 West Hastings St., Vancouver, BC V6E 3X1; facsimile: 1-866-781-3111 (toll free in North America) or 1-416-368-2502; scan and email to proxyvote@astfinancial.com; by telephone using a touch-tone phone, 1-888-489-5760 (English) (toll free in North America) or 1-888-489-7352 (Bilingual) (toll free in North America) using your holder account number and proxy access number on your proxy card; by casting your vote online at www.astvotemyproxy.com using your holder account number and proxy access number on your proxy card, in each case, no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof. The Chairman of the Meeting may waive the proxy cut-off without notice. The mailing address of AST Trust Company (Canada) is Proxy Department, AST Trust Company (Canada): PO Box 721, Agincourt, ON M1S 0A1, or the address for delivery by hand is 1600-1066 West Hastings St., Vancouver, BC V6E 3X1.